UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Vimeo, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PHILIP MOYER
CHIEF EXECUTIVE OFFICER &
DIRECTOR
Dear Fellow Stockholders,
It’s an incredibly dynamic time for video and the transformative potential of artificial intelligence. Vimeo is at the forefront of this evolution. As creators, video professionals, and enterprise businesses across the globe increasingly rely on video for communication, collaboration, and commerce, our robust and trusted platform stands as a leading solution and we continue to be focused on becoming the largest and most trusted private video platform in the world. We strive to empower our customers to effortlessly create, manage, and distribute high-fidelity content. Our commitment to simplifying complex video workflows remains our core strength. As we navigate 2025, we are accelerating our innovation to make video even more accessible and impactful for businesses of all sizes.
We concluded 2024 with strong momentum, driven by the continued growth of Vimeo Enterprise and disciplined operational execution. Our enterprise business demonstrated strong bookings growth in 2024, reflecting the strategic value we deliver to our largest customers. We have maintained our focus on profitability and cash flow generation, ensuring we are well-positioned to navigate market fluctuations and invest in long-term growth. We are dedicated to driving sustained growth across both Self-Serve and Vimeo Enterprise (including our new streaming product and AI translation features launched in April) while delivering consistent profitability and cash flow.
To that end, we are pleased to invite you to Vimeo’s Annual Meeting of Stockholders on Monday, June 9, 2025, at 10:00 a.m. Eastern Time, held virtually via www.virtualshareholdermeeting.com/VMEO2025. At this year’s Annual Meeting, you will be asked to vote on the election of directors and the ratification of the appointment of Ernst & Young LLP as Vimeo’s independent registered public accounting firm for 2025. We will also hold a non-binding advisory vote on the compensation of our named executive officers (“NEOs”), as disclosed in this proxy statement. Finally, we will transact such other business as may properly come before the meeting, and stockholders will have an opportunity to ask questions. Our Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of Vimeo and its stockholders and recommends a vote consistent with the Board’s recommendation for each proposal.
Your vote matters! It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting, please take the time to vote online, by telephone, or, if you received a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote.
As we continue our journey as a public company, we are confident in our leadership, our talented team, and the strategic guidance of our Board. We have established an innovative, market-leading platform that serves a vast and engaged user base, and we are committed to delivering exceptional value to our stockholders. We deeply appreciate the ongoing support and partnership that you, our stockholders, provide as we explore the exciting possibilities that artificial intelligence brings to the future of video.
Sincerely,
Philip Moyer
Chief Executive Officer & Director
April 29, 2025
330 WEST 34TH STREET 5TH FLOOR
NEW YORK, NEW YORK 10001
212-524-8791
www.vimeo.com

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders:
Vimeo, Inc. (“Vimeo” or the “Company”) is first making this proxy statement and accompanying forms available to holders of our common stock and Class B common stock on or about April 29, 2025 in connection with the solicitation of proxies by Vimeo’s Board of Directors (the “Board”) for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 9, 2025 at 10:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VMEO2025. At the Annual Meeting, stockholders will be asked:
Meeting Agenda and Board Recommendations
Item
to elect the nine Board nominees named in the accompanying proxy statement, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from Vimeo’s Board);
each nominee
Item	to ratify the appointment of Ernst & Young LLP as Vimeo’s independent registered public accounting firm for the 2025 fiscal year;
Item	to hold a non-binding advisory vote on the compensation of our named executive officers (the “say-on-pay” vote); and
Item	to transact such other business as may properly come before the meeting and any related adjournments or postponements.

Meeting Logistics
When:
Monday, June 9, 2025
at 10:00 a.m. Eastern Time
How Can I Attend:
Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. To participate in the Annual Meeting online at
www.virtualshareholdermeeting.com/
VMEO2025, you will need the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.
Who Can Vote:
Vimeo’s Board has set April 21, 2025 as the record date for the Annual Meeting. This means that holders of record of Vimeo’s common stock and holders of record of our Class B common stock (collectively, “Vimeo capital stock”) at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

As permitted by applicable U.S. Securities and Exchange Commission rules, on or about April 29, 2025, Vimeo mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Annual Meeting proxy statement and 2024 Annual Report on Form 10-K online, as well as instructions on how to obtain printed copies of these materials by mail.

By Order of the Board of Directors,
Jessica Tracy
General Counsel & Secretary
April 29, 2025
Vimeo, Inc.
330 West 34th Street
5th Floor
New York, New York 10001

Proxy Summary
Proxy Summary

The information provided in this Proxy Summary is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live audio webcast. We believe that this format will allow us to preserve stockholder access while saving time and money for both us and our stockholders. By following the instructions in this proxy statement, stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.
There are four ways to vote:
BY INTERNET	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 8, 2025 (have your Notice or proxy card in hand when you visit the website);
BY PHONE	by toll-free telephone until 11:59 p.m. Eastern Time on June 8, 2025 at 1-800-690-6903 (have your Notice or proxy card in hand when you call);
BY MAIL	by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); and
AT THE VIRTUAL MEETING
by attending and voting at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/VMEO2025, where stockholders may vote and submit questions during the Annual Meeting (have your proxy card in hand when you visit the website).

2025 Proxy Statement / 1

Proxy Summary
PROPOSALS ROADMAP
Our Board of Directors (the “Board”) recommends that all stockholders vote as follows:
Proposal
	The election of the nine director nominees named in this proxy statement (see page 10)	The Board recommends that our stockholders vote FOR EACH NOMINEE
Proposal
	The ratification of the appointment of Ernst & Young LLP as Vimeo’s independent registered public accounting firm for our fiscal year ending December 31, 2025 (see page 27)	The Board recommends that our stockholders vote FOR PROPOSAL 2
Proposal
	Non-binding advisory vote to approve the compensation of our named executive officers (“say-on-pay”) (see page 30)	The Board recommends that our stockholders vote FOR PROPOSAL 3

2 / 2025 Proxy Statement

Questions and Answers
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials?

In accordance with rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to deliver this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on February 19, 2025 (“2024 Annual Report”) to our stockholders online in lieu of mailing printed copies of these materials to each of its stockholders (the “Notice Process”). If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2024 Annual Report online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of (and lowering the costs associated with) the printing and distribution of our proxy materials.

The Notice, the proxy materials and the 2024 Annual Report are being mailed on or about April 29, 2025 to stockholders of record at the close of business on April 21, 2025 and this proxy statement and our 2024 Annual Report will be available at www.proxyvote.com beginning on April 29, 2025. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.
Can I vote my shares by filling out and returning the Notice?

No. However, the Notice provides instructions on how to vote your shares: (i) before the date of the Annual Meeting by way of completing and submitting your proxy online, by phone or by requesting and returning a written proxy card by mail, or (ii) by voting at the Annual Meeting online at www.virtualshareholdermeeting.com/ VMEO2025.

How do I participate in the Annual Meeting?

To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/VMEO2025 on Monday, June 9, 2025 by 10:00 a.m. Eastern Time and enter the sixteen-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting, during which we intend to answer questions submitted online during the meeting that are pertinent to Annual Meeting matters. Only stockholders that have accessed the Annual Meeting as a stockholder by following the procedures outlined above will be permitted to submit questions during the Annual Meeting, and such stockholders may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/VMEO2025. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic, and must follow the “Rules of Conduct” that will be available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder by following the procedures outlined above.
Why are we holding the Annual Meeting virtually?

Similar to prior years, this year we will host the Annual Meeting exclusively online. We continue to believe that this format allows us to preserve stockholder access while saving time and money for both Vimeo and its stockholders.

2025 Proxy Statement / 3

Questions and Answers
What if I have technical difficulties or trouble accessing the virtual meeting website during the Annual Meeting?

If you experience technical difficulties accessing the virtual meeting, please contact the technical support telephone number posted on the virtual meeting login page.

Who is entitled to vote at the Annual Meeting?

Holders of Vimeo capital stock at the close of business on April 21, 2025, the record date for the Annual Meeting established by Vimeo’s Board, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

At the close of business on April 21, 2025, there were 165,033,022 shares of Vimeo common stock and 9,399,250 shares of Class B common stock outstanding and entitled to vote. Holders of Vimeo common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share.
What is the difference between a stockholder of record and a stockholder who holds Vimeo shares in street name?

If your Vimeo shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record. If your Vimeo shares are held in the name of your broker, bank or other holder of record, then you are the beneficial owner of shares held in street name and our proxy materials are being forwarded to you by that organization. You may examine a list of the stockholders of record as of the close of business on April 21, 2025, the record date for the Annual Meeting, for any purpose germane to the Annual Meeting during normal business hours during the 10-day period ending on the day before the meeting at Vimeo’s corporate headquarters, located at 330 West 34th Street, 5th Floor, New York, New York 10001.

What shares are included on the enclosed proxy card?

If you are a stockholder of record only, you will receive one proxy card from Broadridge for all Vimeo shares that you hold. If you hold Vimeo shares in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your Vimeo shares. If you are a stockholder of record and hold additional Vimeo shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold your Vimeo shares.

What are the quorum requirements for the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of holders of shares representing a majority of the voting power of the Company entitled to vote at the Annual Meeting constitutes a quorum. When the holders of Vimeo common stock vote as a separate class on a given matter, the presence at the Annual Meeting of holders of a majority of the total votes entitled to be cast by holders of Vimeo common stock is required for a quorum to be met with respect to such matter. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/VMEO2025 will be deemed to be in person attendees for purposes of determining whether a quorum has been met. Shares of Vimeo capital stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

4 / 2025 Proxy Statement

Questions and Answers
What matters will Vimeo stockholders vote on at the Annual Meeting?

Vimeo stockholders will vote on the following proposals:

●
Proposal 1—to elect the nine director nominees named in this proxy statement, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board);

●
Proposal 2—to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year;

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Proposal 3—to hold a non-binding advisory vote on the compensation of our named executive officers; and

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to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

What are my voting choices when voting for each proposal?

Provided that there is a quorum, the voting requirements for each proposal are as follows:

Proposal	Voting Options	Votes Required to Adopt Proposal	Effect of Abstentions and Withhold Votes	Broker Discretionary Voting Allowed?****
Election of directors	For or withhold on each nominee, or vote in favor of and withhold votes as to specific director nominees
The election of each of Adam Gross, Lydia Jett, Mo Koyfman, Glenn H. Schiffman, Alexander von Furstenberg and Philip Moyer requires the affirmative vote of a plurality* of the votes cast by the holders of shares of Vimeo capital stock voting together as a single class**
The election of each of Adam Cahan, Jay Herratti, and Kirsten Kliphouse requires the affirmative vote of a plurality* of the votes cast by the holders of shares of Vimeo common stock voting as a separate class
			No effect	No
Ratification of appointment of independent registered public accounting firm	For, against, or abstain	Majority of the voting power present at the Annual Meeting, voting together as a single class**	Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against	Yes
Advisory approval*** of the compensation of our named executive officers	For, against, or abstain	Majority of the voting power present at the Annual Meeting, voting together as a single class**	Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against	No

*
”Plurality” means the director nominees receiving the largest number of votes cast “FOR” will be elected.

**
Each share of common stock and Class B common stock represents the right to one and ten vote(s), respectively.

***
As an advisory vote, the votes cast in connection with this proposal are not binding on the Company, but our Board will consider carefully the results of the vote.

****
Shares represented by broker non-votes will have no effect on the outcome of the election of directors or the “say on pay” advisory proposal. We do not expect to have any broker non-votes on the auditor ratification proposal, as this is a routine item.

2025 Proxy Statement / 5

Questions and Answers
Who will conduct the proxy solicitation?

We are soliciting proxies from stockholders on behalf of our Board and will pay for all costs incurred by Vimeo in connection with the solicitation. In addition to solicitation by mail, the directors, officers and employees of Vimeo and its subsidiaries may solicit proxies from stockholders of the Company in person or by telephone, facsimile or email without additional compensation other than reimbursement for their actual expenses. We will make arrangements with the brokers, banks and other nominees for the forwarding of solicitation material to the direct and indirect holders of capital stock.

Could other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we are not aware of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

If any other matters are properly presented at the Annual Meeting for consideration, the two Vimeo officers who have been designated as proxies for the Annual Meeting (Gillian Munson and Jessica Tracy) will have the discretion to vote on those matters for stockholders who have submitted their proxy.
What do I need to do to vote at the Annual Meeting?

The Vimeo Board is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares before the date of the Annual Meeting in any of three ways:

●
Submitting a proxy online: Submit your proxy online at www.proxyvote.com. Online proxy voting is available 24 hours a day and will close at 11:59 p.m. Eastern Time, on Sunday, June 8, 2025;

●
Submitting a proxy by telephone: Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1-800-690-6903). Telephone proxy voting is available 24 hours a day and will close at 11:59 p.m. Eastern Time, on Sunday, June 8, 2025; or

●
Submitting a proxy by mail: If you choose to submit your proxy by mail, simply mark, date and sign your proxy, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

You may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/VMEO2025 and vote your shares online during the Annual Meeting, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.
For Vimeo shares held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank and/or other holder of record makes these methods available. If you submit a proxy online or by telephone, DO NOT request and return a printed proxy card from Vimeo or from your broker, bank and/or other holder of record. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.
If I hold my Vimeo shares in street name, will my broker, bank or other holder of record vote these shares for me?

If your shares of Vimeo capital stock are held in street name, you must provide your broker, bank and/or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted by your broker, bank and/or other holder of record depends on the type of item being considered for a vote.

Non-Routine Items. The election of directors and the “say-on-pay” advisory proposal are non-routine items and may NOT be voted on by your broker, bank and/or other holder of record absent specific voting

6 / 2025 Proxy Statement

Questions and Answers
instructions from you. If you do not provide your bank, broker and/or other holder of record with voting instructions, your shares of Vimeo capital stock will be represented by “broker non-votes” for this proposal.
Routine Items. The ratification of Ernst & Young LLP as Vimeo’s independent registered public accounting firm for the 2025 fiscal year is a routine item. Generally, brokers, banks and other holders of record that do not receive voting instructions from you may vote on this proposal in their discretion.
Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

●
submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the Annual Meeting, provided that any such proxy submitted by mail must be received at 330 West 34th Street, 5th Floor, New York, New York 10001, Attention: General Counsel & Secretary no later than 5:00 p.m. Eastern Time on June 8, 2025;

●
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy, provided that such written notice must be received at 330 West 34th Street, 5th Floor, New York, New York 10001, Attention: General Counsel & Secretary no later than 5:00 p.m. Eastern Time on June 8, 2025; or

●
participating in the Annual Meeting and voting online during the Annual Meeting at www.virtualshareholdermeeting.com/VMEO2025 (although virtual attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy).

To change your vote or revoke your proxy before the date of the Annual Meeting, follow the instructions provided on your Notice, proxy card or proxy materials to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
If you hold your Vimeo shares through a broker, bank and/or other holder of record, follow the instructions that you receive from your broker, bank and/or other holder of record if you wish to change your vote or revoke your proxy.
What if I do not specify a choice for a matter when returning a proxy?

If you sign and return a proxy card but do not give specific instructions on how your shares should be voted, the shares represented by your proxy card will be voted FOR the election of all director nominees, FOR the ratification of the appointment of Ernst & Young LLP as Vimeo’s independent registered public accounting firm for the 2025 fiscal year, and FOR the say-on-pay proposal, and in the discretion of the persons designated as proxies as to any other matter that may properly come before the Annual Meeting.

What should I do if I have questions about the Annual Meeting?

If you have any questions about the Annual Meeting, the various proposals to be voted on at the Annual Meeting and/or how to participate in the Annual Meeting online at www.virtualshareholdermeeting.com/VMEO2025 and vote at that time, or if you would like copies of any of the documents referred to in this proxy statement, contact Vimeo Investor Relations at +1 212-524-8791 or ir@vimeo.com.

2025 Proxy Statement / 7

Special Note Regarding Forward-Looking Statements
Special Note Regarding Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “may, “could,” “should,” “would,” “anticipates,” “estimates,” “expects,” “plans,” “projects,” “forecasts,” “intends,” “targets,” “seeks” and “believes,” as well as variations of these words, among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Vimeo’s future results of operations and financial condition, business strategy, and plans and objectives of management for future operations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. Actual results could differ materially from those contained in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:
●
we have a history of losses,

●
our prior rapid growth may not be indicative of future performance,

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our total addressable market may prove to be smaller than we expect,

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our ability to read data and make forecasts may be limited,

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we may not have the right product/market fit and may not be able to attract free users or paid subscribers,

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we may not be able to convert our free users into subscribers,

●
competition in our market is intense,

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we may not be able to scale our business effectively,

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we may need additional funding as we continue to grow our business,

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our use or the capabilities of artificial intelligence (“AI”) in our offerings may result in reputational harm, cost and liability,

●
we may experience service interruptions,

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hosting and delivery costs may increase unexpectedly,

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our business may be vulnerable to changes in political and economic conditions globally, including the effects of tariffs and other trade measures,

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our business involves hosting large quantities of user-generated content,

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we have been sued for hosting content that allegedly infringed on a third-party copyright,

●
we may face liability for hosting a variety of tortious or unlawful materials, and we have faced and may continue to face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law,

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we collect, store and process large amounts of content and personal information, which may be subject to new and evolving regulations, and any loss of or unauthorized access to such data could materially impact our business,

●
if our business becomes constrained by changing legal and regulatory requirements, including with respect to privacy, data security and data protection, consumer protection, and user-generated content, or enforcement by government regulators, including fines, orders or consent decrees in the United States (“U.S.”) or other jurisdictions in which we operate, our operating results will suffer,

●
our success will depend upon our continued ability to attract, motivate and retain highly skilled individuals worldwide and manage executive transitions,

●
we have been the target of cyberattacks by malicious actors and may be in the future,

●
we have faced claims that we infringe third-party intellectual property rights, and

●
the risks described in the section titled “Risk Factors” and elsewhere in our 2024 Annual Report.

Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors

8 / 2025 Proxy Statement

Special Note Regarding Forward-Looking Statements
on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. You should read this proxy statement and the documents that we reference in this proxy statement with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements.

2025 Proxy Statement / 9

Proposal 1 Election of Directors
Proposal 1
ELECTION OF DIRECTORS

Proposal
	The election of all director nominees	The Board recommends that our stockholders vote FOR EACH NOMINEE
Proposal and Vote Required
Our Board currently consists of eight directors. At the recommendation of the Nominating and Corporate Governance Committee, our Board has determined to expand the size of the Board to nine members, in conjunction with the nomination of an additional nominee for election at this year’s Annual Meeting.
At the upcoming Annual Meeting, a board of nine directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). Information concerning director nominees, all of whom are incumbent directors of Vimeo with the exception of Mr. Cahan and Mses. Jett and Kliphouse and all of whom have been recommended by the Board or a committee thereof for re-election, appears below.
Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.
The election of each of Adam Gross, Lydia Jett, Mo Koyfman, Glenn H. Schiffman, Alexander von Furstenberg and Philip Moyer as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Vimeo capital stock voting together as a single class, with each share of common stock and Class B common stock representing the right to one and ten vote(s), respectively.
The Board has designated Adam Cahan, Jay Herratti, and Kirsten Kliphouse as nominees for those positions on the Board to be elected by the holders of Vimeo common stock voting as a separate class. The election of each of them as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Vimeo common stock voting as a separate class.
Information Concerning Director Nominees
Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Nominating and Corporate Governance Committee and the Board believe provide the Company with the perspective and judgment needed to guide, monitor and execute its strategies. Alesia J. Haas and Ida Kane will not stand for re-election. Accordingly, their terms as members of the Board will expire at the Annual Meeting. Mr. Cahan and Ms. Jett have been nominated to fill the respective vacancies that will be created by Ms. Haas’ and Ms. Kane’s end of service, and Ms. Kliphouse has been nominated in connection with the expansion of our Board to nine members. The Board thanks Mses. Haas and Kane for their valued service and extensive contributions to the Company since its spin-off in 2021.

10 / 2025 Proxy Statement

Proposal 1 Election of Directors
Adam Cahan				New Director Nominee
Age 53
Biography
Adam Cahan is a senior technology executive with over 25 years in the media technology and telecommunications industries. He most recently served as the Chief Executive Officer for PAX, a technology-based consumer packed goods company in the health and wellbeing industry. He also served as a director on the supervisory board for ProSiebenSat.1 Media, one of Europe’s largest media companies. Previously, Mr. Cahan served as a Senior Vice President, Mobile, Video & Emerging Products at Yahoo, a media and technology company. Mr. Cahan joined Yahoo with the acquisition of IntoNow, a consumer technology company, where he was the Founder and Chief Executive Officer. Prior to creating IntoNow, he was the Chief Executive Officer of Auditude, a video SaaS business, which was later acquired by Adobe. Previously, Mr. Cahan served as Executive Vice President, Strategy and Business Operations at MTV Networks, a television programming services company, and held leadership roles at Google, McKinsey & Company and NBC Universal. Mr. Cahan started his career as an associate producer and wildlife filmmaker for National Geographic Television, based in Zaire, Africa. He holds an undergraduate degree from Brown University and an MBA from Columbia Business School.

Core Competencies and Qualifications

	FINANCE	ARTIFICIAL INTELLIGENCE	CORPORATE GOVERNANCE	COMPENSATION

●
Mr. Cahan’s expertise in product-led growth, extensive background in technology, media and telecommunications, and his leadership expertise, including as a chief executive officer, qualify him to serve on our Board.

2025 Proxy Statement / 11

Proposal 1 Election of Directors
Adam Gross				Director since May 2021
Age 53 Committees Compensation and Human Capital Management
Biography
Adam Gross has served as a member of our Board since May 2021, and served as our Interim Chief Executive Officer from September 1, 2023 through April 8, 2024. Mr. Gross has served as an advisor to (and has invested in) a variety of technology companies, including software companies such as Cypress.io (a provider of front-end testing tools built for use by developers and quality assurance engineers when testing modern applications), Pantheon (a hosting and WebOps platform through which teams can build, host and manage their websites) and Mattermost (a leading open source collaboration platform), since January 2011. From November 2013 to March 2018, Mr. Gross served in various capacities at Salesforce.com, a cloud-based software company, including most recently as Chief Executive Officer of Heroku, a Salesforce.com subsidiary that provides a platform as a service (PaaS) that enables developers to build, run and operate applications entirely in the cloud, and prior to that time, served in various executive marketing and product leadership roles at Salesforce.com. Prior to his time at Salesforce.com, Mr. Gross served as the Chief Executive Officer of Cloudconnect.com, a cloud platform that he co-founded, from January 2012 to November 2013. Prior to his time at Cloudconnect.com, Mr. Gross served in various executive marketing and product leadership roles at Dropbox, a file hosting service, as well as founded certain start-up companies in the technology sector. In addition to his for-profit affiliations, Mr. Gross previously served as chairman of the board of directors of Democracy Works, Inc., a non-partisan organization dedicated to providing the tools, information and support needed to help Americans vote no matter what, until September 2022, and currently serves as a board member of both Reboot, a non-profit arts and culture organization and BuildKite, Inc., a continuous integration and continuous development platform.

Core Competencies and Qualifications

	FINANCE	INFORMATION SECURITY AND DATA PRIVACY	CYBERSECURITY	ARTIFICIAL INTELLIGENCE	CORPORATE GOVERNANCE
● Mr. Gross’ extensive experience in the technology sector, as well as his leadership and product expertise, qualify him to serve on our Board.

12 / 2025 Proxy Statement

Proposal 1 Election of Directors
Lydia Jett				New Director Nominee
Age 44
Biography
Lydia Jett was a Founding Partner and Managing Partner, Head of Consumer Internet and eCommerce sectors of Softbank Investment Advisors. Over two decades, Ms. Jett has invested in and served on the boards of market leading technology businesses, working with several of the most significant consumer platforms across the globe. Ms. Jett led investments into and represented Softbank on the board of directors of the firm’s global eCommerce investments including: Coupang (NYSE: CPNG), Fanatics, Flipkart, GoTo (IDX: GoTo). Additionally, Ms. Jett has led investments and served on the Board of Directors of Andela, Embark, Klook, LTK and Weee! Prior to launching SBIA, Ms. Jett was a senior member of the investment team at Softbank Group, where she led investments into Guardant Health (Nasdaq: GH), 10X Genomics (Nasdaq: TXG) and Fetch Robotics. Ms. Jett served as member of the boards of directors of Coupang (NYSE: CPNG), Fanatics and Ozon (Nasdaq: Ozon). Ms. Jett is a visiting lecturer at Stanford, teaching Entrepreneurial Finance and is a member of YPO LA. She is a graduate of the Stanford Graduate School of Business, Smith College and the London School of Economics and Political Science.

Core Competencies and Qualifications

	ACCOUNTING	FINANCE	ARTIFICIAL INTELLIGENCE	CORPORATE GOVERNANCE	COMPENSATION
● Ms. Jett’s extensive business experience in the consumer technology industry, particularly with respect to finance and global strategy, qualify her to serve on our Board.
Jay Herratti				Director since December 2021
Age 58 Committees Audit
Biography
Jay Herratti has served as a member of our Board since December 2021. Mr. Herratti is CEO & Executive Director of TED Conferences LLC, a not-for-profit conference and digital media organization. He joined TED in 2014, initially serving as Executive Director of TEDx, and then as CEO of TED since April 2021. Prior to TED, Mr. Herratti held leadership positions at IAC between 2004 to 2012, specifically, CEO of CityGrid Media (2007-2012), SVP Strategic Planning (2005-2007), and SVP Strategy and Business Development for HSN and Electronic Retailing (2004-2005). Prior to that he held senior level positions at Federated Department Stores, The Boston Consulting Group, and GE Capital. Since January 2023, Mr. Herratti has served as a member of the board of directors of West Monroe Partners LLC, a digital services firm. Between 2012 and 2019, Mr. Herratti served as a member of the board of directors of Nutrisystem, Inc., a publicly-traded provider of weight management products and services (2013-2019), and as a member of the board of directors of Constant Contact, Inc., a SaaS email marketing company (2012-2018).

Core Competencies and Qualifications

	RISK MANAGEMENT/ ASSESSMENT	INFORMATION SECURITY AND DATA PRIVACY	ARTIFICIAL INTELLIGENCE	ENVIRONMENT/ CLIMATE CHANGE	CORPORATE GOVERNANCE
● Mr. Herratti’s extensive leadership expertise, including as a chief executive officer, and his experience advising public companies on corporate matters, qualify him to serve on our Board.

2025 Proxy Statement / 13

Proposal 1 Election of Directors
Kirsten Kliphouse				New Director Nominee
Age 58
Biography
Kirsten Kliphouse served as President of Google Cloud Americas, where she was responsible for leading and growing the sales, go-to-market, customer engagement, channel, and services organizations, from March 2022 until her retirement in July 2023. At Google Cloud, she also served as the Global Chair of the Aspiring Leadership Academy and Women@GoogleCloud. From July 2019 until March 2022, Ms. Kliphouse served as President of the North American division of Google Cloud. Ms. Kliphouse has also served as a member of the audit committees and boards of directors of Labcorp Holdings Inc. (NYSE: LH) since October 2022 and Dun & Bradstreet Holdings, Inc. (NYSE: DNB) since July 2023, and has served on the technology committee and board of directors of Global Payments, Inc. (NYSE: GPN) since October 2023. Prior to Google Cloud, Ms. Kliphouse was Senior Vice President at Red Hat, Inc., a subsidiary of International Business Machines Corporation, from January 2018 to June 2019; Chief Executive Officer of Yardarm Technologies, a hardware and software solutions company, from February 2017 to December 2017; and founder and Chief Executive Officer of Scaling Ventures, a technology investment and advisory firm. Prior to her position at Yardarm, Ms. Kliphouse spent more than 25 years at Microsoft, Inc., where she was part of the executive leadership team and held numerous executive positions in Enterprise Sales, Original Equipment Manufacturers (OEM), Partner and Channels, and as Corporate Vice President of Customer Support, Success and Professional Services, during which she led more than 10,000 employees globally. Ms. Kliphouse is a recipient of the Microsoft Founders Award for her superior leadership and contributions to the business. Ms. Kliphouse holds a degree in Computer Information Sciences and Business from Muhlenberg College.

Core Competencies and Qualifications

	ACCOUNTING	FINANCE	INFORMATION SECURITY AND DATA PRIVACY	CYBERSECURITY	ARTIFICIAL INTELLIGENCE

	ENVIRONMENT/ CLIMATE CHANGE	CORPORATE GOVERNANCE	COMPENSATION

●
Ms. Kliphouse’s extensive knowledge of technology, information security, and data privacy matters, as well as leadership experience at several of the largest global organizations and deep knowledge of enterprise businesses, qualify her to serve on our Board.

14 / 2025 Proxy Statement

Proposal 1 Election of Directors
Mo Koyfman		Director since May 2021
Age 47 Committees Compensation and Human Capital Management, Nominating and Corporate Governance
Biography
Mo Koyfman has served as a member of our Board since May 2021. Mr. Koyfman is the Founder and General Partner of Shine Capital, an early-stage venture capital firm that partners with entrepreneurs to create iconic businesses. Mr. Koyfman has also served as a Managing Member of MOKO Brands, an investment company that he founded, since January 2017. Prior to that time, Mr. Koyfman served as a General Partner of Spark Capital, a global venture capital firm, from September 2008 to May 2016, and as Chief Operating Officer of Connected Ventures, a former subsidiary of IAC that primarily operated CollegeHumor.com (a comedy content website), BustedTees.com (an eCommerce business) and Vimeo, from August 2007 to March 2008. Mr. Koyfman previously held various positions on IAC’s mergers and acquisitions and business development teams from February 2002 to August 2007, during which time he led IAC’s acquisition of a controlling stake in Connected Ventures (which then included Vimeo) in December 2006. Prior to joining IAC, Mr. Koyfman served as an investment banker at Bear Stearns from July 2000 to February 2002. In addition to his for-profit affiliations, Mr. Koyfman has served as a founding board member of Sefaria (an organization dedicated to building the future of Jewish learning in an open and participatory way) since January 2013, and also serves on the Future Leadership Council of the Whitney Museum of American Art.

Core Competencies and Qualifications

COMPENSATION

●
Mr. Koyfman’s private equity experience and extensive corporate development, mergers and acquisitions and investment experience, as well as his experience working with Vimeo during his time at IAC, qualify him to serve on our Board.

2025 Proxy Statement / 15

Proposal 1 Election of Directors
Glenn H. Schiffman				Director since May 2021
Age 55
Biography
Glenn H. Schiffman has served as a member of our Board since May 2021 and as chairman of our Board since March 2023. Mr. Schiffman has served as Executive Vice President and Chief Financial Officer of Fanatics, Inc., a global digital sports platform, since August 2021. As Chief Financial Officer of Fanatics, Mr. Schiffman is responsible for a broad set of financial and corporate functions across the entire Fanatics global enterprise including corporate finance, M&A, treasury, financial planning and analysis, investor relations, accounting, information security, human resources, legal and corporate administration. Prior to his appointment at Fanatics, Mr. Schiffman served as EVP & CFO of IAC/InterActiveCorp from April 2016 to August 2021 and as Chief Financial Officer of Angi (formerly known as ANGI Homeservices Inc.) from September 2017 until August 2019 and from February 2021 until July 2021. Prior to his appointment at IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, since March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman’s roles at Nomura followed Nomura’s acquisition of Lehman’s Asia business in 2008. Mr. Schiffman serves on the Audit Committee and Board of Directors of Match Group (NASDAQ: MTCH), as well as the Board of Directors of Angi (NASDAQ: ANGI). He is a member of the National Committee on United States-China Relations and a member of the Duke Children’s National Leadership Council. In Mr. Schiffman’s philanthropic efforts he focuses on endowing organizations and funding initiatives with permanent capital to make lasting change. He founded and is Chairman of the Valerie Fund Endowment, which supports children with cancer and blood disorders, created an Endowment at the Duke Medical Center to research and hopefully someday cure pediatric cancer, created an Endowment at Washington & Lee to support Women’s Athletics and created an Endowment at Duke University to fund scholarships for athletes from underrepresented communities. Mr. Schiffman has a degree in economics and history from Duke University. He was named Institutional Investor’s CFO of the Year for the Midcap Internet Sector in 2018 and 2021.

Core Competencies and Qualifications

	ACCOUNTING	FINANCE	RISK MANAGEMENT / ASSESSMENT	INFORMATION SECURITY AND DATA PRIVACY	CYBERSECURITY

●
Mr. Schiffman’s extensive knowledge of Vimeo’s business and history through his experience as Chief Financial Officer of IAC (in which capacity he also had certain risk oversight duties that give him particular insight into risk management), his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions, his information security oversight duties at both IAC and Fanatics, which gives him particular insight into information security risks and trends, as well as his investment banking experience, which gives him particular insight into trends in capital markets and the technology and media industries, qualify him to serve on our Board.

16 / 2025 Proxy Statement

Proposal 1 Election of Directors
Alexander von Furstenberg			Director since June 2023
Age 55
Biography
Alexander von Furstenberg has served as a member of our Board since June 2023. Mr. von Furstenberg currently serves as Chief Investment Officer of Ranger Global Advisors, LLC, a family office focused on value-based investing (“Ranger”), which he founded in June 2011. Prior to founding Ranger, Mr. von Furstenberg founded Arrow Capital Management, LLC, a private investment firm focused on global public equities, where he served as Co-Managing Member and Chief Investment Officer from 2003 to 2011. Mr. von Furstenberg has served as a member of the board of directors of IAC since 2008 and of Expedia Group, Inc. since December 2015. Mr. von Furstenberg joined the board of directors of Giovanni Agnelli B.V. (an Italian holding company with majority stake in Exor) in May 2023. Mr. von Furstenberg previously served on the board of directors of Liberty Expedia Holdings, Inc. from November 2016 to July 2019, when the company was acquired by Expedia Group, Inc. He also served on the board of La Scogliera (an Italian financial holding company with majority stake in Banca Ifis) from December 2016 to August 2020. Since 2001, he has acted as Chief Investment Officer of Arrow Finance, LLC (formerly known as Arrow Investments, Inc.), the private investment office that serves his family. Mr. von Furstenberg also serves as a partner and Co-Chairman of Diane von Furstenberg Studio, LLC. In addition to his for-profit affiliations, Mr. von Furstenberg serves as a director of The Diller-von Furstenberg Family Foundation and as a member of the board of directors of Friends of the High Line. He is responsible for creating CSET (Center for Security and Emerging Technology), and focused on sponsoring the RSFAA (Retirement Savings for American’s Act) to help create wealth for all Americans.

Core Competencies and Qualifications

	FINANCE	RISK MANAGEMENT/ ASSESSMENT

●
Mr. von Furstenberg’s experience in private investment and public board membership gives him particular insight into capital markets and investment strategy, as well as a high level of financial literacy, and qualifies him to serve on our Board. Mr. von Furstenberg is the stepson of Mr. Diller, the Chairman and Senior Executive of IAC and the holder of all of the outstanding shares of our Class B common stock.

2025 Proxy Statement / 17

Proposal 1 Election of Directors
Philip Moyer				Director since April 2024
Age 59
Biography
Philip Moyer has served as our Chief Executive Officer and a member of our Board since April 2024. Prior to joining Vimeo, Mr. Moyer served as Global VP of Applied AI Engineering and Business Development and VP of Strategic Industries, Google Cloud, a division of Alphabet Inc., a role he held since July 2019. Prior to Alphabet, Mr. Moyer was Director of Financial Services at Amazon Web Services, a division of Amazon.com, Inc, where he managed Banking, Capital Markets, Insurance and Payments. He previously managed a Venture Capital portfolio in FinTech, Healthtech, and MarTech at Safeguard Scientifics, Inc., a public venture development company. Additionally, Mr. Moyer was CEO of two financial technology companies, EDGAR Online, Inc., a provider of financial data, analytics and disclosure management solutions, and Cassiopae, S.A., a French software company in the commercial banking market. He spent 15 years at Microsoft Corp., a global technology company, where he managed global customer teams, industry teams and services organizations. Mr. Moyer has a Computer Science degree from the University of Pittsburgh and started his career as a software engineer for nuclear submarines at GE Aerospace, a division of General Electric Company.

Core Competencies and Qualifications

	FINANCE	RISK MANAGEMENT/ ASSESSMENT	INFORMATION SECURITY AND DATA PRIVACY	CYBERSECURITY	ARTIFICIAL INTELLIGENCE

	CORPORATE GOVERNANCE	COMPENSATION

●
Mr. Moyer’s extensive experience in the technology sector and his leadership expertise, including as a chief executive officer, as well as his deep knowledge of the Vimeo business, qualify him to serve on our Board.

18 / 2025 Proxy Statement

Corporate Governance
Corporate Governance

Leadership Structure. Our business and affairs are overseen by our Board, which currently has eight members. Our Board, at the recommendation of the Nominating and Corporate Governance Committee, has determined to expand the size of the Board to nine members, in conjunction with the nomination of an additional nominee for election at this year’s Annual Meeting. There is one management representative on the Board and, of the eight remaining director nominees, seven directors have been determined by our Board to be independent. In accordance with the rules of the SEC and the Marketplace Rules of The Nasdaq Stock Market, LLC (the “Marketplace Rules”), although Mr. Gross was not considered independent while serving in his capacity as Interim Chief Executive Officer, the Board has determined that Mr. Gross qualifies as an independent director effective as of the end of his interim service period. The Board has standing Audit, Compensation and Human Capital Management and Nominating and Corporate Governance Committees (collectively, the “Board Committees”), each comprised solely of independent directors. For more information regarding director independence and our Board Committees, see the discussion under “Director Independence” and “The Board and Board Committees” below. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chief Executive Officer and have full access to Company management at all times.
Our independent directors meet in scheduled executive sessions without management present from time to time, and may schedule additional meetings as they deem appropriate. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Board Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation-related decisions made by Company management, as well as for recommending candidates for Board membership. At each regularly scheduled Board meeting, the Chairperson of each of these committees (as and if applicable) provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.
Mr. Schiffman has served as Chairman of the Board since March 2023. Mr. Schiffman brings significant experience and expertise to his role as Chairman, including his knowledge of Vimeo’s business and history through his experience as Chief Financial Officer of IAC (in which capacity he also had certain risk oversight duties that give him particular insight into risk management), his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions, his information security oversight duties at both IAC and Fanatics, which give him particular insight into information security risks and trends, as well as his investment banking experience, which gives him particular insight into trends in capital markets and the technology and media industries. The roles of Chairperson and Chief Executive Officer are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairperson or appoints a Chief Executive Officer, based on the relevant facts and circumstances applicable at such time.

2025 Proxy Statement / 19

Corporate Governance
ROLE	KEY RESPONSIBILITIES AND DUTIES
Non-Executive Chair
●
Presides at all Board meetings, annual stockholder meetings and special stockholder meetings.

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Guides discussions at any Board meetings.

●
Fosters open and collegial discussion amongst all Board members, and with management as applicable.

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Monitors the Board’s receipt of information from Board committees and management.

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Acts as a source of institutional knowledge to both the Board and management.

Chief Executive Officer
●
Leads the development of our business and strategies, both short and long-term.

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Sets meaningful and measurable operating and strategic goals for the Company.

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Builds and guides a highly capable and dynamic management team.

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Serves as a primary interface between management and the Board, providing regular updates and information to the Board on key issues and business developments.

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Along with management team, anticipates and mitigates potential risks to the Company, helping to ensure that they are identified, monitored and reported to the Board or applicable Board committee.

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Represents the face of the Company to its stockholders.

Risk Oversight. Company management is responsible for assessing and managing the Company’s exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Company management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, the Company recognized that leadership and success are impossible without taking risks; however, the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing Company management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Company management, as well as through the Board’s Audit and Compensation and Human Capital Management Committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. Information security is a key component of risk management at Vimeo and our senior management regularly briefs the Audit Committee on the information security programs of the Company and its various businesses and related priorities and controls. In addition, an overall review of risks is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the Chairperson, Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts. Vimeo believes that its compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on Vimeo.
Cybersecurity. We maintain a comprehensive Information Security Management System (“ISMS”) program, which is led by a dedicated Chief Information Security Officer (“CISO”), who joined the Company in October 2024 and has almost 20 years of experience in enterprise grade cybersecurity and global scale systems, having previously served as a CISO of another public company and as a cybersecurity consultant. Our CISO is undertaking a comprehensive review of our information security systems and processes, and as a result, we may make incremental improvements to our cybersecurity controls and procedures and our cybersecurity risk management over the next six to twelve months.
Under the CISO, the Information Security Team is responsible for defining and implementing the Company’s cybersecurity strategy, policy, standards, architecture, and processes. The Information Security Team oversees the delivery of network, cloud, email and application security, security monitoring, penetration testing, cybersecurity

20 / 2025 Proxy Statement

Corporate Governance
training and incident response. Our ISMS program has been developed based on industry standards, including those published by the International Organization for Standardization and the National Institute of Standards and Technology, although we may not directly or fully comply with all elements of these standards. Through our ISMS program, we have established a comprehensive collection of policies and standard operating procedures to guide our cybersecurity strategy, which includes an Information Security Policy applicable to all Vimeo personnel, as well as a Supplier Information Security Policy for our third-party software vendors, both of which set forth cybersecurity standards, controls, and training requirements designed to protect corporate and customer data, whether it is processed by Vimeo or a service provider. We also conduct regular workforce training to instruct employees to identify cybersecurity concerns and take the appropriate action.
Our cybersecurity governance framework includes oversight by the Audit Committee of the Board, which reviews the effectiveness of the Company’s management of cybersecurity, data privacy and other data- and technology-related risks, controls and procedures. The CISO reports regularly to our Audit Committee, as well as our Chief Executive Officer and other members of our senior management as appropriate. These reports include updates on the Company’s cyber risks and threats, the status of projects to strengthen our information security systems, assessments of the ISMS program, and the emerging threat landscape. Our ISMS program is regularly evaluated by external experts with the results of those reviews reported to senior management and the Board. The Audit Committee and, as appropriate, the Board, also receives prompt and timely information regarding any high severity cybersecurity incident, as well as ongoing updates regarding any such incident until it has been addressed.
Director Independence. Under the Marketplace Rules, our Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, our Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by our management, as well as from our records and publicly available information. Following these determinations, our management monitors those transactions, relationships and arrangements that were relevant to such determinations, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on prior independence determinations.
Our Board has determined that each of Adam Cahan, Adam Gross, Jay Herratti, Lydia Jett, Kirsten Kliphouse, Mo Koyfman, and Glenn H. Schiffman satisfy the director independence requirements set forth in the Marketplace Rules, and that the members of the Audit and Compensation and Human Capital Management Committees also satisfied separate independence requirements under the standards imposed by applicable SEC rules and the Marketplace Rules for audit committee and compensation committee members. Our Board had also previously determined that Alesia J. Haas and Ida Kane, who are not standing for re-election at the Annual Meeting, and Spike Lee, who served as a member of our Board through February 2024, also satisfied the director independence requirements set forth in the Marketplace Rules.
Director Nominations. The Nominating and Corporate Governance Committee identifies, reviews and evaluates individuals qualified to become Board members and recommends candidates to the Board. While there are no specific requirements for eligibility to serve as a director of Vimeo, in evaluating candidates, the Nominating and Corporate Governance Committee will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of Vimeo, whether the candidate’s experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of Vimeo’s stockholders. The Nominating and Corporate Governance Committee also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.

2025 Proxy Statement / 21

Corporate Governance
The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, and as of the date of this proxy statement we have not received any such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Vimeo, Inc., 330 West 34th Street, 5th Floor, New York, New York 10001, Attention: General Counsel & Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender’s stock ownership. Any director recommendations will be reviewed by the General Counsel & Secretary and the Chairperson and, if deemed appropriate, forwarded to the Nominating and Corporate Governance Committee for further review. If the Nominating and Corporate Governance Committee believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board.
Communications with the Vimeo Board. Stockholders who wish to communicate with our Board or a particular director may send any such communication to Vimeo, Inc., 330 West 34th Street, 5th Floor, New York, New York 10001, Attention: General Counsel & Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder—Board Communication” or “Stockholder—Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The General Counsel & Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate. Items unrelated to directors’ duties and responsibilities may be excluded, including solicitations and advertisements.
Code of Conduct
Our Board has adopted a Code of Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The Code of Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The full text of our Code of Conduct is posted on the Governance portion of our website at https://investors.vimeo.com/governance/documents. We will post amendments to our Code of Conduct or waivers of our Code of Conduct for directors and executive officers on the same website.
Insider Trading Policy
Our Board has adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our directors, officers, employees and other covered persons. Our insider trading policy prohibits trading while in possession of material nonpublic information. In addition, it is the policy of the Company to comply with all applicable securities laws when transacting in its own securities. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards, and a copy of our policy is filed as Exhibit 19.1 to our 2024 Annual Report.
Prohibition on Hedging and Short Sales
Our insider trading policy further prohibits our directors, officers, employees and other covered persons from hedging or similar transactions designed to decrease the risks associated with holding our common stock. In addition, our insider trading policy prohibits our directors, officers, employees and other covered persons from trading in derivative securities related to our common stock, which include publicly traded call and put options, and engaging in short selling of our common stock.

22 / 2025 Proxy Statement

Corporate Governance
The Board and Board Committees
The Board. The Board met seven times during 2024. Each of our incumbent directors attended at least 75% of the meetings of the Board and the Board Committees on which they served during 2024. Directors are strongly encouraged to attend annual meetings of Vimeo stockholders, barring significant commitments or special circumstances. All members of the Board at the time of the 2024 annual meeting of stockholders attended our 2024 annual meeting of stockholders.
The Board currently has three standing committees: the Audit Committee, the Compensation and Human Capital Management Committee and the Nominating and Corporate Governance Committee.
Board Committees. The following table sets forth the members of each Board committee as of the date of this proxy statement and the number of meetings held by each such committee during 2024.
	Audit Committee(4)	Compensation and Human Capital Management Committee(5)	Nominating and Corporate Governance Committee(5)
ALESIA J. HAAS(1)(2)
JAY HERRATTI(2)(3)
IDA KANE(1)(2)
MO KOYFMAN(2)
ALEXANDER VON FURSTENBERG
GLENN H. SCHIFFMAN(2)
ADAM GROSS(2)(3)
Number of Meetings	4	5	1
Chair	Member

(1)
Mses. Haas and Kane will not stand for re-election at the Annual Meeting.

(2)
Independent director.

(3)
Mr. Gross replaced Mr. Herratti as a member of the Compensation and Human Capital Management Committee on June 18, 2024.

(4)
Upon election to our Board, Ms. Jett and Mr. Cahan will join the Audit Committee, with Ms. Jett serving as Chair.

(5)
Upon election to our Board, Ms. Kliphouse will join the Nominating and Corporate Governance Committee and Mr. Cahan will join the Compensation and Human Capital Management Committee.

2025 Proxy Statement / 23

Corporate Governance
AUDIT COMMITTEE
Alesia J. Haas
●
Upon election to our Board, Ms. Jett and Mr. Cahan will join the Audit Committee in place of Mses. Haas and Kane, with Ms. Jett serving as Chair.

●
The Audit Committee functions pursuant to a written charter adopted by the Board, the most recent version of which is available on the Governance portion of our website at https://investors.vimeo.com/governance/documents.

●
Our Board has determined that each of Messrs. Herratti and Cahan and Ms. Jett are independent directors under the Marketplace Rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

●
The Board has concluded that Ms. Jett qualifies as an “audit committee financial expert,” as such term is defined in applicable SEC rules and the Marketplace Rules.

●
Our Board had previously determined that Alesia J. Haas and Ida Kane, who are not standing for re-election at the Annual Meeting, also satisfied the additional independence standards applicable to audit committee members under the Exchange Act, and each qualified as an “audit committee financial expert,” as such term is defined in applicable SEC rules and the Marketplace Rules.

Ida Kane
Jay Herratti
= Chairperson
= Member

The Audit Committee is appointed by the Board to assist the Board in monitoring:
●
the integrity of our financial statements

●
the effectiveness of our internal control over financial reporting

●
the qualifications, performance and independence of our independent registered public accounting firm

●
the performance of our internal audit function

●
our risk assessment and risk management policies as they relate to financial and other risk exposures and

●
our compliance with legal and regulatory requirements.

In fulfilling its purpose, the Audit Committee maintains free and open communication among its members, the Company’s independent registered public accounting firm, the Company’s internal audit function and Company management. The formal report of the Audit Committee is set forth on page 27.

24 / 2025 Proxy Statement

Corporate Governance
COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE
Mo Koyfman
●
Upon election to our Board, Mr. Cahan will join the Compensation and Human Capital Management Committee.

●
The Compensation and Human Capital Management Committee functions pursuant to a written charter adopted by the Board, the most recent version of which is available on the Governance portion of our website at https://investors.vimeo.com/
governance/documents.

Adam Gross
= Chairperson
= Member

The Compensation and Human Capital Management Committee is appointed by the Board to discharge the Board’s responsibilities relating to the compensation of non-employee directors and executive officers and has overall responsibility for approving and evaluating all compensation plans, policies and programs of Vimeo as they affect Vimeo’s executive officers and non-employee directors. Additionally, the Compensation and Human Capital Management Committee is responsible for overseeing Vimeo’s culture and human capital management. The Compensation and Human Capital Management Committee may form and delegate authority to subcommittees consisting of one or more of its members. The Compensation and Human Capital Management Committee may also delegate to one or more of the Company’s executive officers the authority to make grants of awards of equity-based compensation to eligible individuals (other than directors or executive officers) and has done so. In 2024, the Compensation and Human Capital Management Committee engaged Semler Brossy Consulting Group LLC (“Semler Brossy”) to serve as its compensation consultant and to review and advise on the principal aspects of the Company’s executive compensation program. The executive compensation services of Semler Brossy in 2024 included, among other things, advising as to equity compensation program philosophy, providing recommendations regarding the selection of compensation peer group companies, analyzing publicly available compensation data of peer group companies, compensation survey data, and other publicly available data to assess the competitive market for executive talent, and reviewing and advising on the target total direct compensation opportunities for our executive officers. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, the Compensation and Human Capital Management Committee has assessed each of the six independence factors established by the SEC and adopted by Nasdaq, and has determined that the engagement of, and work performed by, Semler Brossy does not raise any conflicts of interest or similar concerns. Semler Brossy reports directly to the Compensation and Human Capital Management Committee and does not provide any non-compensation related services to the Company. Semler Brossy attends certain Compensation and Human Capital Management Committee meetings, executive sessions and preparatory meetings with the Committee Chair and certain executive officers, as requested by the Compensation and Human Capital Management Committee. For additional information on our processes and procedures for the consideration and determination of executive compensation and the related roles of the Compensation and Human Capital Management Committee, Company management and consultants, see the “Executive Compensation—Compensation Discussion and Analysis” beginning on page 33. The formal report of the Compensation and Human Capital Management Committee is set forth under Compensation and Human Capital Management Committee Report.

2025 Proxy Statement / 25

Corporate Governance
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Alesia J. Haas
●
Upon election to our Board, Ms. Kliphouse will join the Nominating and Corporate Governance Committee in place of Ms. Haas.

●
The Nominating and Corporate Governance Committee functions pursuant to a written charter adopted by the Board, the most recent version of which is available on the Governance portion of our website at https://investors.vimeo.com/
governance/documents.

Mo Koyfman
= Member

The Nominating and Corporate Governance Committee is appointed by the Board to identify and evaluate individuals qualified to become Board members, to recommend to the Board director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected (and nominees to fill vacancies on the Board, as necessary), and to assist the Board in overseeing any Vimeo program relating to corporate responsibility and sustainability.

26 / 2025 Proxy Statement

Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal 2
Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal
	The ratification of the appointment of Ernst & Young as Vimeo’s independent registered public accounting firm for the fiscal year ending December 31, 2025	The Board recommends that our stockholders vote FOR PROPOSAL 2
Subject to stockholder ratification, the Audit Committee of Vimeo’s Board has appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
The Audit Committee annually evaluates the performance of Ernst & Young and determines whether to continue to retain such firm or consider the retention of another firm. In appointing Ernst & Young as our independent registered public accounting firm for the 2025 fiscal year, the Audit Committee considered: (i) the firm’s performance as the Company’s independent registered public accounting firm, (ii) the fact that Ernst & Young has audited the financial statements of Vimeo since it was a wholly-owned subsidiary of IAC, (iii) Ernst & Young’s independence with respect to the services to be performed for the Company and (iv) Ernst & Young’s strong and considerable qualifications and general reputation for adherence to professional auditing standards. In addition, in conjunction with the mandated rotation of the lead engagement partner every five years, the Audit Committee is directly involved in the selection of the new lead engagement partner.
A representative of Ernst & Young is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so choose and will be available to respond to appropriate questions.
Vote Required
Ratification of the appointment of Ernst & Young as Vimeo’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of Vimeo capital stock present at the Annual Meeting in person or represented by proxy and voting together as a single class. Each share of common stock and Class B common stock represents the right to one and ten vote(s), respectively.

2025 Proxy Statement / 27

Audit Committee Matters
Audit Committee Matters

Audit Committee Report
The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is available on the Company’s website at https://investors.vimeo.com/governance/documents. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors in monitoring: (i) the integrity of Vimeo’s financial statements, (ii) the effectiveness of Vimeo’s internal control over financial reporting, (iii) the qualifications, performance and independence of Vimeo’s independent registered public accounting firm, (iv) the performance of Vimeo’s internal audit function, (v) Vimeo’s risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) Vimeo’s compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Vimeo’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company’s internal controls over financial reporting are effective. Management is responsible for the Company’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Vimeo included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 with Vimeo’s management and Ernst & Young, Vimeo’s independent registered public accounting firm.
The Audit Committee has discussed with Ernst & Young the matters required to be discussed by PCAOB Auditing Standard 1301, “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from Vimeo and its management.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Vimeo be included in Vimeo’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Members of the Audit Committee
Alesia J. Haas (Chair)
Jay Herratti
Ida Kane

28 / 2025 Proxy Statement

Audit Committee Matters
Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth fees for all professional services rendered by Ernst & Young to Vimeo for the years ended December 31, 2024 and 2023:
	2024	2023
Audit Fees	$2,006,848(1)	$1,744,000(2)
Audit-Related Fees	$—	$—
Total Audit and Audit-Related Fees	$2,006,848	$1,744,000
Tax Fees	$—	$—
Total Fees	$2,006,848	$1,744,000
All Other Fees	$—	$—

(1)
Audit Fees in 2024 include: (i) fees associated with the annual audit of financial statements and review of periodic reports, (ii) fees associated with registration statements and other periodic reports filed with the SEC and (iii) statutory audits (audits performed for certain Vimeo businesses in a jurisdiction abroad, which audits are required by local law).

(2)
Audit Fees in 2023 include: (i) fees associated with the annual audit of financial statements and review of periodic reports, and (ii) fees associated with registration statements and other periodic reports filed with the SEC.

Audit and Non-Audit Services Pre-Approval Policy
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services rendered by Ernst & Young for our fiscal year ended December 31, 2024 were pre-approved by the Audit Committee.
Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members. The decisions of any other member(s) to whom such authority may be delegated to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

2025 Proxy Statement / 29

Proposal 3 Advisory Vote on the Compensation of our Named Executive Officers (the “Say-on-Pay” Vote)
Proposal 3
Advisory Vote on the Compensation of our Named Executive Officers (the “Say-on-Pay” Vote)

Proposal
	The advisory vote on the compensation of our named executive officers	The Board recommends that our stockholders vote FOR PROPOSAL 3
Pursuant to Section 14A of the Exchange Act, we are seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers for 2024. This proposal, which we refer to as the “say-on-pay” vote, is not intended to address any specific item of compensation, but rather our overall compensation program and policies relating to our named executive officers.
As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet our growth objectives. We believe that our executive compensation program is designed to motivate experienced executives to achieve short-term and long-term goals, thereby enhancing stockholder value, and to retain individuals with the skills necessary for us to achieve our business plans. Accordingly, we believe that the compensation paid to our named executive officers in 2024 pursuant to our executive compensation program was fair and appropriate and are asking our stockholders to vote FOR the adoption of the following resolution:
“RESOLVED, that Vimeo, Inc. stockholders approve, on an advisory basis, the compensation of Vimeo’s named executive officers for 2024, as disclosed in this proxy statement, pursuant to the U.S. Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related narrative discussion.”
We sought an advisory vote from our stockholders on the frequency of the say-on-pay vote at the 2023 Annual Meeting of Stockholders and recommended seeking the say-on-pay vote every year. Based on voting results from the 2023 Annual Meeting of Stockholders, and consistent with our Board’s recommendation, say-on-pay votes will occur every year. Accordingly, the next say-on-pay vote is expected to be held at our 2026 Annual Meeting of Stockholders.
Vote Required
The approval, on an advisory basis, of the say-on-pay proposal requires the affirmative vote of the holders of at least a majority of the aggregate voting power of shares of Vimeo capital stock present in person or represented by proxy and voting together as a single class. The vote is advisory in nature and therefore not binding on Vimeo or our Board. However, our Board values the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

30 / 2025 Proxy Statement

Executive Officers Who are not Directors
Executive Officers Who are not Directors

The following table identifies certain information about our executive officers who are not directors as of the date of this proxy statement. For background information about our Chief Executive Officer, Philip Moyer, see the information set forth above under “Election of Directors.” Our executive officers are appointed by, and serve at the discretion of, the Board. There are no family relationships among any of our directors or executive officers.
Gillian Munson
Age 54 Position Chief Financial Officer	Gillian Munson has served as our Chief Financial Officer since April 2022. Prior to joining Vimeo, Ms. Munson served as the Chief Financial Officer of Iora Health, Inc., a healthcare company, from January 2021 to March 2022, and as a Venture Partner at Union Square Ventures from 2019 to 2022. From 2013 to 2019, she served as Chief Financial Officer of XO Group Inc., the parent company of The Knot Inc., a media and technology company. Ms. Munson’s previous positions include Managing Director at Allen & Company LLC, Vice President, Business Development at Symbol Technologies, LLC, and both Executive Director and Senior Equity Analyst at Morgan Stanley. Ms. Munson has served on the board of directors of Duolingo, Inc., a publicly-traded language learning company, since September 2019, on the board of directors of Phreesia, Inc., a publicly-traded software company, since May 2019, and on the board of trustees of Southern Vermont Art Center, a multidisciplinary arts organization, since February 2024. She previously served on the board of directors of Monster Worldwide, Inc. Ms. Munson holds a B.A. in Political Science and Economics from the Colorado College.
Javier Ortega Estrada
Age 38 Position Chief Revenue Officer	Javier Ortega Estrada has served as our Chief Revenue Officer since January 2025. Prior to joining Vimeo, Mr. Ortega Estrada served as Chief Revenue Officer at Veriff, an AI-powered identity verification platform for fraud prevention, where he led the company’s go-to-market strategy, and oversaw global revenue and marketing organizations. He also previously held roles as Chief Sales Officer at Hopin, Head of Sales—Americas at Dropbox, Senior Strategy Consultant at Capgemini Invent, and Management Consultant at PwC. Mr. Ortega Estrada holds a bachelor’s degree in Economics from Universidad Charles III de Madrid, a Master of Science in International Business from the Rotterdam School of Management at Erasmus University, an MBA from EOI Business School, and a business degree from INSEAD.
Bob Petrocelli
Age 59 Position Chief Product and Technology Officer	Bob Petrocelli has served as our Chief Product and Technology Officer since September 2024. Prior to joining Vimeo, he served as Chief Technology Officer at Pluralsight. Prior to that, Mr. Petrocelli held CTO positions at Intelerad Medical Systems and Datto. Earlier in his career, Mr. Petrocelli founded GreenBytes, which Oracle acquired in 2014. He also began his career as co-founder and CEO of Heartlab, a cardiac image and information management company, while a Computer Science doctoral student at Brown University. Heartlab was acquired by Agfa-Gevaert in 2005. Mr. Petrocelli holds a bachelor of science in Physics and a master of science degree in Computer Science from the University of Rhode Island, where he was also an Office of Naval Research Undergraduate Fellow in Physical Oceanography.

2025 Proxy Statement / 31

Executive Officers Who are not Directors
Jessica Tracy
Age 36 Position General Counsel & Secretary	Jessica Tracy has served as our General Counsel & Secretary since February 2024. Ms. Tracy joined Vimeo in February 2021 and initially served as Vice President, Associate General Counsel—Securities & Governance until January 2023, when she was promoted to Acting Co-General Counsel. In June 2023, Ms. Tracy was promoted to Senior Vice President, Interim General Counsel & Secretary, and served in that role until February 2024. Prior to joining Vimeo, Ms. Tracy served as Senior Corporate Counsel at Criteo SA, an advertising technology company, from September 2019 to February 2021. Prior to that, Ms. Tracy was an associate at Ropes & Gray LLP, an international law firm. Ms. Tracy holds a B.A. in Philosophy from the University of Maryland and a J.D. from Washington & Lee University.

32 / 2025 Proxy Statement

Compensation Committee Interlocks and Insider Participation
Compensation Committee Interlocks and Insider Participation

The Compensation and Human Capital Management Committee consists of Mo Koyfman (chair) and Adam Gross. Mr. Gross replaced Mr. Herratti as a member of the Compensation and Human Capital Management Committee on June 18, 2024. None of these individuals served as one of our officers or employees in 2024 or in any prior year, other than Adam Gross, who served as our Interim Chief Executive Officer from September 1, 2023 through April 8, 2024. None of our executive officers currently serves, or served in 2024, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board.

2025 Proxy Statement / 33

Executive Compensation
Executive Compensation

This Compensation Discussion and Analysis (“CD&A”) contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt in the future may differ materially from currently anticipated plans and arrangements as summarized in this CD&A.
Compensation Discussion and Analysis
Introduction
The executive officers whose compensation is discussed in this CD&A, and who are referred to as our named executive officers (the “NEOs”) in this CD&A, are:
We have experienced significant transitions in our senior leadership team over the past two years, with the Company focusing on building the team under the leadership of Philip Moyer as Chief Executive Officer. From September 1, 2023 through April 8, 2024, Mr. Gross served as Vimeo’s Interim Chief Executive Officer, until Mr. Moyer’s appointment as Chief Executive Officer. In September 2024, Mr. Petrocelli commenced employment as our Chief Product and Technology Officer, and in February 2024, Ms. Tracy was promoted to General Counsel & Secretary.
In 2024, we demonstrated our financial strength and resiliency, built a new leadership team, defined our long-term mission, and attracted world-class customers. We delivered 78% gross margin, consistent with 2023, net earnings of $27 million, an improvement of $5 million year-over-year, and an all-time high $55 million in Adjusted EBITDA, an improvement of over $21 million year-over-year. The fundamental changes we made to our strategy had a positive impact throughout 2024 as we ended the year with our highest dollar level of quarterly bookings in 10 quarters. In 2024, Vimeo Enterprise and OTT/streaming delivered meaningful growth and we rearchitected our Self-Serve pricing and began raising our prices to deliver positive results entering 2025. In 2024, we also saw the launch of our artificial intelligence (“AI”) innovations, with features like automated video transcription, video captioning, social media clip generation, and video translation into over 28 languages in order to bring productivity and value to our creators.

34 / 2025 Proxy Statement

Executive Compensation
In addition, our 2024 gross burn rate was 4.5%, which was slightly higher than our 2023 gross burn rate of 3.8% but significantly lower than our 2022 gross burn rate of 8.6%. In managing our equity budget, Vimeo also carefully considers the impact of award cancellations and forfeitures, in order to ensure that we examine the impact of our program from all angles. On a net basis, our 2024 burn rate was 1.6%, or approximately one-third of our gross burn rate. Although our 2024 gross burn rate was slightly higher than our 2023 burn rate, we built out an entirely new leadership team in 2024 and demonstrated significant discipline while attracting top talent. As part of our commitment to managing our burn rate even during a significant leadership transition, we balanced equity compensation with supplemental cash compensation in certain circumstances, and continued to take a disciplined approach to our global employee equity compensation program. This material decrease over the past two years shows our progress with respect to our commitment to our stockholders to materially decrease our burn rate since 2022. Our three-year average burn rate at December 31, 2024 was 5.6%. We remain committed to maintaining an appropriate burn rate in 2025, and, in 2025, we overhauled and introduced a new global employee equity compensation program designed to manage burn rate while balancing the need to attract and retain top talent.
Certain of the financial measures described above are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). For a further description of each non-GAAP financial measure set forth above as well as a full reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, as well as a description of certain operating metrics and key terms used above, please see our 2024 Annual Report and Annex A.
Philosophy and Objectives

Our executive compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet our growth objectives.
Although we are a publicly traded company, we work to foster an entrepreneurial culture, and, within that culture, attract senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when working to recruit and retain executive officers, as well as other executives who may become executive officers at a later time, we compete not only with other public companies, but also with earlier stage companies, companies funded by private equity and venture capital and other professional firms. We structure our executive compensation program so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and long-term equity ownership. Vimeo has a unique position as an innovative, start-to-finish video platform working to change the way the world interacts with video. Vimeo, even as a public company, has many start-up-like tendencies. Because of this unique position, we aim to take a flexible approach to executive compensation.
When establishing a compensation package for a given executive, we follow a flexible approach and make decisions based on a number of factors particular to a given executive’s situation, including our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal pay comparability considerations and other factors we deem relevant at the time.
In line with our flexible approach, we refrain from using an arithmetic method for determining compensation levels and evaluating performance. Such methods frequently overlook the various factors influencing success at both the individual and the business level. Our objectives may change in priority as the competitive and strategic landscapes evolve, even within a single compensation cycle. Consequently, rigid formulaic approaches often lead to over- or under-compensation. Hence, we have historically steered clear of strict formulas, opting instead for a predominantly discretionary approach to compensation practices.

2025 Proxy Statement / 35

Executive Compensation
Roles and Responsibilities
The Compensation and Human Capital Management Committee of our Board (for purposes of this CD&A, the “Committee”) has the primary responsibility for establishing the compensation of our executive officers. For each of our NEOs, all compensation decisions referred to throughout this CD&A have been made by the Committee, based (in part) on recommendations from our Chief Executive Officer and/or our former Interim Chief Executive Officer (in each case, other than with respect to their own compensation), as applicable, and in consultation with the Chairman of our Board, Mr. Schiffman. The Committee currently consists of Mr. Koyfman (Chair) and Mr. Gross. Mr. Gross replaced Mr. Herratti as a member of the Committee on June 18, 2024.
Our executive officers participate in structuring Company-wide compensation programs and in establishing bonus and equity pools for our employee population, excluding themselves. In early 2025, members of management, including Mr. Moyer, Ms. Munson and Ms. Tracy, met with the Committee and the Chairman of our Board and discussed corporate and individual executive officer performance for 2024, including recommendations for annual bonuses. The Committee and Semler Brossy also met independently to discuss executive performance and corresponding bonuses, with input from the Chairman of our Board. Following these discussions, the Committee and the Chairman of our Board met to review and discuss these recommendations and to review the factors described below under “Annual Cash Bonuses.” After consideration of these recommendations, the Committee determined the annual bonus for each NEO, other than Mr. Gross. Mr. Gross’ discretionary bonus was determined in March 2024, in respect of his service as Interim Chief Executive Officer and in connection with his conclusion of service as Interim Chief Executive Officer.
In establishing a given executive officer’s compensation package, each individual component was evaluated independently and in relation to the package as a whole. Prior earning histories, peer compensation, retention concerns, and outstanding long-term compensation arrangements as well as long-term holding power, in each case, to the extent applicable to the executive, were also reviewed and taken into account. However, the Committee did not rely on any formulaic relationship or targeted allocation between these elements. Instead, each individual executive officer’s situation is evaluated on a case-by-case basis each year, considering a variety of relevant factors at the time.
For the 2024 fiscal year, the Committee engaged Semler Brossy to assist it with compensation matters and reviewing and advising on aspects of our executive compensation program. Semler Brossy’s services in 2024 included executive and non-employee director compensation assessment, equity compensation strategy, selection and analysis of compensation peer group companies and related data, and compensation risk assessment. Semler Brossy reports directly to the Committee. The Committee may replace Semler Brossy or engage additional consultants at any time. Generally, one or more representatives from Semler Brossy attend Committee meetings and communicate with the Chair of the Committee, as well as other Committee members, between meetings from time to time. Semler Brossy has no other business relationship with Vimeo and has not received payments from Vimeo other than fees for services to the Committee. The Committee has assessed the independence of Semler Brossy taking into account, among other things, the factors set forth under Rule 10C-1 of the Exchange Act and the listing standards of Nasdaq, and has concluded that no conflict of interest exists with respect to the work that Semler Brossy performs for the Committee.

36 / 2025 Proxy Statement

Executive Compensation
Compensation Governance Best Practices
We endeavor to maintain sound governance standards through the administration of our executive compensation program. The following summarizes our key compensation governance policies and practices:
WHAT WE DO:	WHAT WE DO NOT DO:

Maintain a clawback policy

Maintain stock ownership guidelines

Maintain a Compensation and Human Capital Management Committee comprised entirely of independent directors

Retain an independent compensation consultant

Hold an annual say-on-pay vote

No “single-trigger” change in control arrangements for our executive officers

No tax gross-ups on severance or change in control payments in employee agreements

No special executive welfare or health benefits, or retirement plans not available to our employees generally

No hedging or pledging of our stock

No discounted stock options or SARs

No option repricing without stockholder consent

Say-on-Pay Results
Consistent with our Board’s recommendation, our stockholders elected to hold a say-on-pay vote on executive compensation on an annual basis, thereby giving our stockholders the opportunity to provide feedback on the compensation of our NEOs each year. At our 2024 annual meeting, approximately 98% of the votes were cast in favor of the advisory vote to approve executive compensation, which we believe shows that our compensation practices are properly aligned with the interests of our stockholders and that the high level of stockholder support indicates strong stockholder approval of our compensation philosophy and practices. The Committee may take into account the outcome of the say-on-pay vote when making future compensation decisions for our executive officers.
2024 Compensation Peer Group
The Committee and management consider competitive market compensation paid by other peer group companies when reviewing and, in the case of the Committee, determining certain compensation elements of our executive officers and non-employee directors. The Committee reviews our peer group annually. For 2024, the Committee engaged Semler Brossy to conduct an initial review and make recommendations regarding our peer group for the Committee’s consideration. The peer group was determined by reviewing public companies in the Application Software, Interactive Media and Services, Internet Services and Infrastructure, Movies and Entertainment, and Systems Software GICS sub-industries, and then comparing such companies against Vimeo as it relates to revenue, market cap, and business model. Changes from the 2023 peer group were made due to M&A activity at certain peer companies, and based on industry, revenue and market capitalization.

2025 Proxy Statement / 37

Executive Compensation
Our 2024 peer group, which was considered in determining 2024 NEO compensation and our non-employee director compensation program for 2024, included the following companies:
● Alteryx, Inc. ● AppFolio, Inc. ● BigCommerce Holdings, Inc. ● Box, Inc. ● Brightcove Inc. ● Bumble, Inc. ● Domo, Inc. ● Eventbrite, Inc.	● Getty Images Holdings, Inc. ● New Relic, Inc. ● PagerDuty, Inc. ● Smartsheet Inc. ● Workiva Inc. ● Yext, Inc. ● Zuora, Inc.

While the Committee will consider the compensation levels of the executives at the companies in our peer group to provide a general understanding of market practices among similar companies, we do not benchmark or specifically set compensation levels based on the percentile levels reflected by the peer group. Instead, we consider a number of factors in addition to this market data, such as skills, experience, functional position, leadership roles and competition for talent, to determine the appropriate level of compensation on an individual basis. As a result, the target compensation opportunity for an individual executive may be higher or lower than that of executives at the companies in our peer group.
Compensation Elements
Our compensation packages for our executive officers primarily consist of salary, annual bonuses, for 2024 in certain instances, supplemental bonuses, equity awards and, in certain limited instances, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, the Committee typically reviews the total direct compensation of each executive, evaluating the executive’s total near-term and long-term compensation in the aggregate. The Committee then determines which element or combination of elements (salary, annual bonus and/or equity awards) can be used most effectively to further our compensation objectives. However, all such decisions are subjective and are made on a facts and circumstances basis without any prescribed relationship between the various elements of the total compensation package.
Base Salaries
We provide each named executive officer with a base salary, reflective of the competitive marketplace, for the services that the named executive officer performs for us. Base salary serves as the primary form of fixed compensation for our named executive officers. Base salaries are established at the time the executive officer commences employment and reviewed annually and may be increased based on the individual performance of the named executive officer, company performance, the executive’s position within our business, the scope of his or her responsibilities, and market practices. With respect to NEOs who were serving as NEOs prior to 2024, none of such NEOs’ base salaries were increased from 2023 to 2024. Mr. Moyer’s and Mr. Petrocelli’s base salaries, as well as their sign-on and one-time supplemental cash bonuses, respectively, as discussed below, were determined at the time they commenced employment with us based on factors such as responsibilities associated with their respective positions, experience prior to joining the Company, peer group market data and the competitive market at the time of recruitment. Annual base salaries for our NEOs for 2024 are shown in the table below.

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Executive Compensation
Named Executive Officer	2024 Annual Base Salary ($)
Philip Moyer	600,000
Adam Gross(1)	600,000
Gillian Munson	400,000
Jessica Tracy	350,000
Bob Petrocelli	500,000

(1)
Mr. Gross’ base salary was paid through April 8, 2024, the last day he served as our Interim Chief Executive Officer.

Annual Cash Bonuses and Other Bonuses
Annual cash bonuses for our named executive officers are generally discretionary and are determined by the Committee. The determination of bonus amounts is generally based on a non-formulaic assessment of factors that vary from year to year, none of which have a pre-established weighting. In determining individual annual bonus amounts, including the target bonuses, a variety of factors regarding Vimeo’s overall performance are considered, such as Adjusted EBITDA, bookings, growth in profitability or achievement of strategic objectives, an individual executive’s performance and contribution to Vimeo, and bonus targets previously established between Vimeo and the executive. Additionally, the Committee considers retention concerns and the long-term holding power of compensation packages. Executive officer bonuses tend to be highly variable from year-to-year depending on the performance of the Company and, in certain circumstances, individual executive officer performance.
In connection with his employment agreement, Mr. Moyer received a sign-on bonus of $300,000. In connection with his employment agreement, Mr. Petrocelli is eligible to receive a one-time supplemental cash bonus of $400,000, paid in equal installments of $66,666.66 every three months following his hire date in September 2024 until the total amount of the bonus has been paid, subject to his continued employment. Both bonuses were determined at the time Mr. Moyer and Mr. Petrocelli, respectively, commenced employment with us based on factors such as responsibilities associated with the position, experience prior to joining the Company, peer group market data and the competitive market at the time of recruitment.
In 2024, we awarded supplemental cash bonuses to certain of our NEOs. The supplemental cash bonuses were part of our total mix of 2024 NEO compensation as we worked to manage our burn rate while attracting and retaining new leaders at the Company. We also awarded Ms. Munson a special Board bonus, due to her significantly increased responsibilities during the Chief Executive Officer transition period.
The table below details 2024 bonus targets for discretionary performance-based bonuses, sign-on and supplemental bonuses, as well as actual bonuses paid, and considerations of the Committee in determining such bonuses for our NEOs. NEO bonuses for 2024 are also reported in the 2024 Summary Compensation Table below.

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NAME AND TITLE	2024 TARGET BONUSES	2024 ACTUAL BONUSES PAID	CONSIDERATIONS OF THE COMMITTEE AND RESULTS OF PERFORMANCE MEASURES
Philip Moyer Chief Executive Officer (from April 8, 2024)	● Discretionary: 100% to 200% of base salary with a target of between $600,000 and $1,200,000 (prorated to start date in 2024)	● Discretionary: $1,200,000 (200% of base salary, no proration) ● Sign On Bonus: $300,000
●
The Company’s overall 2024 performance, as well as Mr. Moyer’s significant personal performance including leadership and redesign of Company strategy, stockholder value creation, and driving a culture of high performance.

Adam Gross Former Interim Chief Executive Officer (from September 1, 2023 through April 8, 2024)	● Discretionary: $3,090,909 (prorated for time served from January 1, 2024 through April 8, 2024, with a target of $836,066)	● Discretionary: $836,066 ● Special Board Advisory Fee: $90,000
●
With respect to the discretionary bonus, the Committee considered Mr. Gross’ service as Interim Chief Executive Officer and significant effort in leading the Company through a transition period; and

●
With respect to the special board advisory fee, the Committee considered Mr. Gross’ additional Board advisory and transition oversight services in connection with Mr. Moyer’s onboarding to the Company, from April 8, 2024 through June 1, 2024.

Gillian Munson Chief Financial Officer	● Discretionary: 80% of base salary with a target of $320,000	● Discretionary: $448,000 (140% of target) ● Supplemental: $160,000 ● Special Board Bonus: $375,000(1)
●
Ms. Munson’s role as Chief Financial Officer, including her management of our finance and investor relations functions;

●
Ms. Munson’s overall Company leadership and contribution to Company success, including significant increased leadership responsibilities during the Chief Executive Officer transition period; and

●
the Company’s 2024 financial results, particularly outperformance on all major metrics, including bookings, revenue, and Adjusted EBITDA.

Jessica Tracy General Counsel & Secretary	● Discretionary: 60% of base salary with a target of $210,000	● Discretionary: $294,000 (140% of target) ● Supplemental: $105,000	● The Company’s overall 2024 performance, as well as Ms. Tracy’s individual performance including leadership during a transition period and contributions to the business’s success.
Bob Petrocelli Chief Product & Technology Officer	● Discretionary: 60% of base salary with a target of $300,000 (prorated for time employed)	● Discretionary: $102,787 (110% of target) ● Supplemental: $66,667(2)	● The Company’s overall 2024 performance, as well as Mr. Petrocelli’s individual performance including leadership during a transition period and contributions to the business’s success.

(1)
To recognize her significant accomplishments during a time of executive transitions, Ms. Munson received a special Board bonus of $375,000 for the full 2024 performance period, which was paid in two installments in June 2024 and February 2025.

(2)
As part of his employment agreement, Mr. Petrocelli is eligible to receive a one-time supplemental cash bonus of $400,000, paid in equal installments of $66,666.66 every three months following his hire date in September 2024 until the total amount of the bonus has been paid, subject to his continued employment. The actual supplemental bonus amount represents only the installments paid as of December 31, 2024.

Long-Term Incentives
Due to our entrepreneurial philosophy, we believe that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with the wide range of entrepreneurial employment alternatives in the competitive market. In addition, we believe that ownership shapes behavior and, that by providing compensation in the form of equity awards, we align executive officer incentives with stockholder interests in a manner that drives superior performance over time.
Although we do not have a formal policy with respect to the grant of equity incentive awards to our named executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance,

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create an ownership culture, and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting schedule promote executive retention by incentivizing our executive officers to remain in our employment during the relevant vesting period. Further, we grant service-based equity awards because the use of awards with time-based vesting is a common practice at companies at our stage of maturity as a public company. Since May 2021, when Vimeo became an independent, separately traded public company through a spin-off from IAC/InterActiveCorp (“IAC”) (the “Spin-off”), the primary long-term incentives for our NEOs have been restricted stock unit (“RSU”) awards. In 2023, the Committee also determined to grant an equity award to Ms. Munson with market-based conditions, requiring both stock price appreciation and a three-year performance period, in order to create further alignment with the long-term interests of our stockholders.
In determining the size of equity awards for an executive officer for any given period, the Committee reviews and evaluates on an individual-by-individual basis the amount of outstanding unvested and/or unexercised equity awards, as well as previously earned or exercised equity awards. For newly hired executives, the Committee also reviews factors such as responsibilities associated with the executive’s position, peer group market data and the competitive market at the time of recruitment. In setting award levels, the predominant factors considered by the Committee are providing the executive officer with effective retention incentives, an appropriate reward for past performance, incentives for strong future performance, and competitive market practices. The annual corporate performance factors relevant to determining individual bonus amounts, while considered, are generally less relevant in determining the type and level of equity awards, as equity awards tend to be more forward-looking, and are a longer-term retention and reward instrument relative to annual bonuses.
In 2024, the Committee granted (i) 1,680,439 RSUs to Mr. Moyer upon his appointment as Chief Executive Officer, with such RSUs vesting as follows: (a) during the first year, one-sixth of the RSUs vest every six months, and (b) thereafter, the RSUs vest annually in two equal installments, each equal to one-third of the RSUs, (ii) 368,421 RSUs to Ms. Munson, with such RSUs vesting in full on February 1, 2025, (iii) 121,053 RSUs to Ms. Tracy in connection with her promotion to General Counsel & Secretary, with such RSUs vesting in full on February 1, 2025, and (iv) 800,000 RSUs to Mr. Petrocelli upon his appointment as Chief Product and Technology Officer, with such RSUs vesting in five equal installments every six months; in each case vesting is generally subject to continued service through the applicable vesting date. In 2024, Mr. Gross did not receive an equity award with respect to his service as Interim Chief Executive Officer, but was granted an RSU award in his capacity as a non-employee director following the completion of his service as Interim Chief Executive Officer pursuant to our non-employee director compensation arrangements as described under “Director Compensation” below.
Equity Grant Practices
Our practice has been to schedule Committee meetings at which equity awards are to be granted to NEOs well in advance of (and without regard to) the timing of the release of earnings or other material information. The Committee does not grant equity-based awards in anticipation of the release of material nonpublic information and does not time the disclosure of material nonpublic information for purposes of affecting the value of executive compensation. During 2024, we did not grant any option awards, including to any NEO.

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Clawback Policy
We maintain the Vimeo, Inc. Policy for Recoupment of Incentive Compensation (“Clawback Policy”) in accordance with Rule 10D-1 of the Exchange Act and the listing standards of Nasdaq.
Our Clawback Policy, which is administered and enforced by the Committee, requires the Company to recover certain incentive-based compensation received by current or former Section 16 officers of the Company (as such term is defined in the Exchange Act) in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws. Our Clawback Policy is filed as Exhibit 97.1 to our 2024 Annual Report.
Stock Ownership Guidelines
We have maintained Stock Ownership Guidelines since 2023, which are designed to encourage our Section 16 officers and our non-employee directors to maintain a material personal financial stake in Vimeo to promote a long-term perspective in managing the business and to align stockholder, executive and director interests.
Our Section 16 officers are required to own a number of shares of our common stock with an aggregate value equal to a specified multiple of their annual base salary as follows:
Position	Multiple of Annual Base Salary
Chief Executive Officer	5x ● ● ● ● ●
Other Section 16 Officers	3x ● ● ●
In addition, under the guidelines, our non-employee directors are encouraged to hold shares of our common stock with an aggregate value of at least five times (5x) the value of their annual cash retainer, excluding additional retainers paid for specific leadership roles or for serving as a member or chair of a committee.
Shares counted toward the ownership requirement include shares beneficially owned directly or indirectly by the individual or immediate family members residing in the same household, shares held in qualified plans, deferred shares or deferred share units pursuant to our Deferred Compensation Plan for Non-Employee Directors, and RSUs (whether or not vested, except as described below). Shares underlying stock options and stock appreciation rights (“SARs”), whether or not vested, and RSUs that remain subject to the achievement of performance goals, do not count toward meeting stock ownership levels. Individuals are required to meet these ownership requirements within five years of the later of (i) July 26, 2023 (the date the guidelines became effective) or (ii) becoming a Section 16 officer or non-employee director, as applicable.
Compliance with the minimum stock ownership requirements is monitored and determined periodically by our management, and reported to the Committee. As of the date of this proxy statement, all of our Section 16 officers and non-employee directors are in compliance with the applicable ownership requirements pursuant to the Stock Ownership Guidelines.
Change in Control and Severance Benefits
Each of our NEOs, other than Mr. Gross, is entitled to severance payments and benefits under his or her employment agreement upon a termination of employment in certain circumstances. In addition, our Vimeo, Inc. 2021 Stock and Annual Incentive Plan (including an Israeli Appendix), amended and restated as of June 6, 2023 (the “2021 Plan”) provides for “double-trigger” protection with respect to equity awards granted under this plan. These agreements and benefits assist us in attracting and retaining our executive officers, including in the event of a potential change in control. For a description of these agreements and benefits, please see “Estimated Potential Payments Upon Termination or Change in Control.”

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Employee Benefits and Perquisites
For the year ended December 31, 2024, Vimeo employees, including our NEOs, were eligible to participate in the Vimeo Retirement Savings Plan (the “Vimeo Plan”) in the United States, which is a tax-qualified plan under Section 401(k) of the Internal Revenue Code. Under the Vimeo Plan, participating employees may contribute up to 50% of their pre-tax earnings, subject to IRS limits. The employer match under the Vimeo Plan is 100% of the first 10% of a participant’s eligible earnings, capped at $10,000 annually. Matching contributions are invested in the same manner as each participant’s voluntary contributions in the investment options provided under the Vimeo Plan.
We currently provide a range of broad-based benefit plans, including comprehensive health, dental, vision and retirement benefits. In the U.S., we also offer a $1,000 bonus to new biological parents upon birth of a child.
In 2024, none of our NEOs received additional perquisites, other than Mr. Moyer. In order to attain cost savings versus hotel stays, Mr. Moyer, who lives outside of New York, is provided with access to a corporate apartment in New York as a result of his frequent travel to our headquarters. We view these expenses as essential to the efficient performance of his executive duties.
Hedging Policy
Our Board has adopted an insider trading policy, which prohibits our directors, officers, employees and other covered persons from hedging or similar transactions designed to decrease the risks associated with holding our common stock.
Compensation Risk Assessment
The Committee regularly reviews our compensation policies and practices, including the risks created by our compensation plans, and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Tax Considerations
The Committee believes that its primary responsibility is to maintain an executive compensation program that attracts, retains, motivates and rewards our executives. Accordingly, the Committee has paid, and may continue to pay, in its discretion, compensation that is not fully deductible or is limited as to tax deductibility.

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Compensation and Human Capital Management Committee Report
The Compensation and Human Capital Management Committee has reviewed the Compensation Discussion and Analysis and discussed it with Vimeo management. In reliance on its review and the discussions referred to above, the Compensation and Human Capital Management Committee has recommended to Vimeo’s Board that the Compensation Discussion and Analysis be included in Vimeo’s 2024 Annual Report on Form 10-K and this proxy statement.
Members of the Compensation and Human Capital Management Committee
Mo Koyfman (Chair)
Adam Gross

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Summary Compensation Table
The following table sets forth information concerning the compensation paid to each of Vimeo’s named executive officers for the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022, as applicable.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(8)	Total ($)(1)
Philip Moyer Chief Executive Officer(2)	2024	$426,923	$1,500,000	$6,217,624	$—	$—	$40,365	$8,184,912

Adam Gross Former Interim Chief Executive Officer(2)	2024	$175,385	$836,066	$171,998	$—	$—	$139,615(9)	$1,323,064
	2023	$186,923	$100,000	$789,093	$—	$258,510(7)	$148,560(9)	$1,483,086
Gillian Munson Chief Financial Officer	2024	$400,000	$983,000	$1,385,263	$—	$—	$10,000	$2,778,263
	2023	$392,308	$560,000	$2,901,665	$—	$—	$10,000	$3,863,973
	2022	$300,000	$178,850	$10,587,588	$—	$—	$10,000	$11,076,438
Jessica Tracy General Counsel & Secretary(3)	2024	$344,615	$399,000	$455,159	$—	$—	$10,000	$1,208,775

Bob Petrocelli Chief Product & Technology Officer(4)	2024	$144,231	$169,454	$4,056,000	$—	$—	$10,000	$4,379,685

(1)
Salaries reflect amount actually earned, rather than annualized base salary. For 2023, amounts previously reported for Ms. Munson were adjusted to reflect salary amounts earned during the respective year.

(2)
Effective April 8, 2024, Mr. Moyer was appointed as the Company’s Chief Executive Officer and a member of the Board. Mr. Moyer succeeded Mr. Gross, who served as the Company’s Interim Chief Executive Officer from September 1, 2023 to April 8, 2024.

(3)
Ms. Tracy has served as our General Counsel & Secretary since February 1, 2024. No amounts are reported in this table for Ms. Tracy prior to 2024 because Ms. Tracy was not a named executive officer prior to 2024.

(4)
Mr. Petrocelli joined the Company as our Chief Product & Technology Officer on September 9, 2024.

(5)
For Mr. Moyer, the amount reflects a discretionary performance-based bonus of $1,200,000 and a sign-on bonus of $300,000 paid in connection with his commencement of employment. For Mr. Gross, the amount reflects a discretionary performance-based bonus of $836,066. For Ms. Munson, the amount reflects a discretionary performance-based bonus of $448,000, a special Board bonus of $375,000, and a supplemental cash bonus of $160,000. For Ms. Tracy, the amount reflects a discretionary performance-based bonus of $294,000 and a supplemental cash bonus of $105,000. For Mr. Petrocelli, the amount reflects a discretionary performance-based bonus of $102,787 and a supplemental cash bonus of $66,667. The Petrocelli Agreement provides for a one-time supplemental cash bonus of $400,000, to be paid in equal installments every three months following date of hire. Accordingly, the amount reflects only such installments paid in 2024. For additional detail, see “Employment Agreements” below. Other than as noted herein, for all NEOs, bonuses were paid in the first quarter of the year following the year earned. For additional details on NEO bonuses, see further discussion under “Executive Compensation—Compensation Discussion and Analysis—Annual Cash Bonuses and Other Bonuses” above.

(6)
Reflects the grant date fair value of RSU awards granted to our NEOs during each fiscal year, as applicable to the NEO. In addition, reflects the grant date fair value of RSU awards granted to Mr. Gross in 2024 ($171,998) and in 2023 ($189,331) which were awarded to him as a director on our Board prior to and following his service as Interim Chief Executive Officer (See “Director Compensation” below). The grant date fair value of each RSU was determined by multiplying the number of underlying shares of the RSU by the closing stock price of Vimeo common stock on the date of grant. We do not estimate forfeitures in calculating the grant date fair value of the RSUs, as permitted by FASB ASC Topic 718. For information about the grant date fair value of RSUs, see Note 10 to our consolidated financial statements included in our 2024 Annual Report. For Ms. Munson, the grant date fair value of the 2023 RSU awards included in the table is based on the base number of RSUs and the grant date fair value of the 2023 RSU awards assuming maximum achievement of the performance conditions associated with the award is $5,803,330.

(7)
Reflects the earned amount of a non-discretionary bonus awarded to Mr. Gross in connection with his appointment as Interim Chief Executive Officer.

(8)
For each named executive officer, includes 401(k) plan matching contributions ($10,000 each year for each named executive officer). For Mr. Moyer, also includes $30,364.50 in taxable fringe benefits related to Mr. Moyer’s travel costs to our New York headquarters and use of the corporate apartment. See further discussion under “Executive Compensation—Compensation Discussion and Analysis—Employee Benefits and Perquisites.” For Mr. Gross, also includes fees that he earned with respect to his service as a director prior to and following his service as Interim Chief Executive Officer, including pursuant to our non-employee director compensation arrangements as described under “Director Compensation” below ($39,066 in 2024 and $38,560 in 2023), for 2024, a special board advisory fee of $90,000, in consideration of Mr. Gross’ additional Board advisory and transition oversight services in connection with Mr. Moyer’s onboarding to the Company, and for 2023, a special director fee of $100,000 for his increased time commitment prior to his start date as Interim Chief Executive Officer in connection with onboarding that took place between July 5, 2023 and August 31, 2023.

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(9)
Mr. Gross elected to participate in Vimeo’s Deferred Compensation Plan for Non-Employee Directors, as described under “Director Compensation” below, and his $39,066 of director fees in 2024 and $38,560 of director fees in 2023 represent the dollar value of fees he deferred in the form of share units under the plan. Mr. Gross did not participate in Vimeo’s Deferred Compensation Plan for the period from September 1, 2023 through April 8, 2024 during which time he served as our Interim Chief Executive Officer and was therefore an affiliate director. The amounts previously accrued by Mr. Gross continue to be held in book entry by the Company and will be paid out in accordance with the terms of the Deferred Compensation Plan.

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Grants of Plan-Based Awards in 2024
The table below provides information regarding all Vimeo awards granted to our NEOs in 2024. The grant date fair value of the RSU awards is calculated by multiplying the number of RSUs by the closing stock price of Vimeo common stock on the date of grant. See footnote (6) to the Summary Compensation Table above.
		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Philip Moyer	04/08/2024(1)	—	—	—	—	—	—	1,680,439	6,217,624
Adam Gross	06/13/2024(2)	—	—	—	—	—	—	44,444	171,998
Gillian Munson	02/07/2024(3)	—	—	—	—	—	—	368,421	1,385,263
Jessica Tracy	02/07/2024(4)	—	—	—	—	—	—	121,053	455,159
Bob Petrocelli	09/09/2024(5)	—	—	—	—	—	—	800,000	4,056,000
(1)
Represents a grant of RSUs with respect to shares of Vimeo’s common stock made upon Mr. Moyer’s appointment as Chief Executive Officer, which vest over a three-year period as follows: (i) 280,073 RSUs vested on October 8, 2024, (ii) 280,073 RSUs vested on April 8, 2025, (iii) 560,146 RSUs will vest on April 8, 2026, and (iv) 560,147 RSUs will vest on April 8, 2027, in each case generally subject to continued service with Vimeo through the applicable vesting date.

(2)
Represents a grant of RSUs with respect to shares of Vimeo’s common stock, which were granted to Mr. Gross in his capacity as a non-employee director following the completion of his service as Interim Chief Executive Officer. These RSUs vest in two equal installments on June 1, 2025 and June 1, 2026, generally subject to continued service with us through the applicable vesting date.

(3)
Represents a grant of RSUs with respect to shares of Vimeo’s common stock, which vested in full on February 1, 2025.

(4)
Represents a grant of RSUs with respect to shares of Vimeo’s common stock made upon Ms. Tracy’s promotion to General Counsel & Secretary, which vested in full on February 1, 2025.

(5)
Represents a grant of RSUs with respect to shares of Vimeo’s common stock made upon Mr. Petrocelli’s appointment as Chief Product and Technology Officer, which vest in equal installments every six months as follows: (i) 160,000 RSUs vested on March 9, 2025, (ii) 160,000 RSUs will vest on September 9, 2025, (iii) 160,000 RSUs will vest on March 9, 2026, (iv) 160,000 RSUs will vest on September 9, 2026, and (v) 160,000 RSUs will vest on March 9, 2027, in each case generally subject to continued service with us through the applicable vesting date.

(6)
Represents the grant date fair value of the awards granted during 2024, as determined under FASB ASC Topic 718. See footnote (6) to the Summary Compensation Table above.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
We entered into an employment agreement with each of Mr. Moyer, dated as of March 26, 2024, Mr. Gross, dated as of July 4, 2023, Ms. Munson, dated as of April 2, 2022, Ms. Tracy, dated as of January 31, 2024, and Mr. Petrocelli, dated as of August 15, 2024, respectively. We refer to these agreements as the “Moyer Agreement,” the “Gross Agreement,” the “Munson Agreement,” the “Tracy Agreement,” and the “Petrocelli Agreement,” respectively.
Moyer Agreement
The Moyer Agreement provides that Mr. Moyer will serve as our Chief Executive Officer. The Moyer Agreement provides for “at will” employment. The Moyer Agreement provides for (i) an annual base salary of $600,000; (ii) eligibility to receive an annual discretionary bonus, with a target bonus range equal to 100% to 200% of his base salary; (iii) a one-time sign-on bonus equal to $300,000; (iv) a grant of 1,680,439 RSUs, which vest over three years as follows: during the first year, one-sixth of the RSUs vested every six months, and thereafter, the RSUs vest annually in two equal installments, each equal to one-third of the RSUs; and (v) participation in our employee benefit plans. In addition, the Moyer Agreement further provides for (i) at least twelve months of his then-current salary, payable in the Company’s sole election via a lump sum amount, salary continuance, or a combination thereof and (ii) up to twelve months of health benefits coverage provided through COBRA, upon the termination of his employment without cause or for good reason (as such terms are defined in the Moyer Agreement), subject to his execution of a standard severance agreement. Mr. Moyer has agreed to non-competition and non-solicitation covenants in the Moyer Agreement. Mr. Moyer is also party to an Employee Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement with us that contains restrictive covenants, including confidentiality of information, assignment of certain intellectual property, non-solicitation and mutual non-disparagement covenants.
Gross Agreement
The Gross Agreement provided that Mr. Gross would serve as our Interim Chief Executive Officer, effective as of September 1, 2023. Mr. Gross’ tenure as Interim Chief Executive Officer ended on April 8, 2024, in connection with the appointment of Philip Moyer as Chief Executive Officer. The Gross Agreement provided for “at will” employment. The Gross Agreement provided for, upon the start of his service as Interim Chief Executive Officer on September 1, 2023, (i) an annual base salary of $600,000; (ii) in lieu of a discretionary bonus, an award of the number of RSUs equal to $600,000 divided by a Company stock price calculation provided by the letter agreement; and (iii) an entitlement to be eligible to earn a non-discretionary bonus. The RSU award vested monthly over 12 months, subject to his continued service with the Company. During the transition period prior to his start date as Interim Chief Executive Officer, Mr. Gross received a special director fee of $100,000 for his increased time commitment in connection with onboarding that took place between July 5, 2023 and August 31, 2023. During the transition period following Mr. Moyer’s appointment as Chief Executive Officer, Mr. Gross also received a special board advisory fee of $90,000 for his increased time commitment providing advisory and transition oversight services in connection with Mr. Moyer’s onboarding to the Company from April 8, 2024 through June 1, 2024. Mr. Gross entered into an Employee Confidentiality, Intellectual Property, and Non-Solicitation Agreement with us while he was Interim Chief Executive Officer that contains restrictive covenants, including confidentiality of information, assignment of certain intellectual property, non-solicitation and mutual non-disparagement covenants.
Prior to his service as Interim Chief Executive Officer, Mr. Gross served as a non-employee member of our Board, and therefore was eligible to participate in our non-employee director compensation program. From September 1, 2023 through April 8, 2024, Mr. Gross did not participate in our non-employee director compensation program, however Mr. Gross’ previously-granted director-issued equity compensation continued to vest on its regular

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vesting schedule. Mr. Gross resumed participation in our non-employee director compensation program following completion of his service as Interim Chief Executive Officer on April 8, 2024. For additional information on the non-employee director compensation paid to Mr. Gross in 2024, please see the section titled “Director Compensation.”
Munson Agreement
The Munson Agreement provides that Ms. Munson will serve as our Chief Financial Officer. The Munson Agreement provides for “at will” employment. The Munson Agreement provides for (i) an annual base salary of $400,000; (ii) eligibility to receive a discretionary annual bonus with a target bonus of 80% of her base salary; (iii) a grant of 827,802 RSUs, which vested in three equal installments on an annual basis; and (iv) participation in our employee benefit plans. If Ms. Munson’s employment is terminated by us without cause or if Ms. Munson terminates her employment with us for good reason (as such terms are defined in the Munson Agreement), she will be entitled to severance equal to (i) at least twelve months of her then-current salary, payable in the Company’s sole election via a lump sum amount, salary continuance, or a combination thereof and (ii) health benefits coverage for up to twelve months or, at our option, COBRA coverage for the same period, subject to her execution of a standard severance agreement. Ms. Munson has agreed to confidentiality, intellectual property, non-competition and non-solicitation covenants.
In March 2023, we and Ms. Munson entered into a Market Stock Unit Award Agreement, with a base award of 500,000 RSUs. The number of RSUs earned is subject to upward or downward adjustment from 50% to 200% of the base number of RSUs, based on (i) for the first three tranches, a “payout factor,” calculated as (a) the volume-weighted average of the closing price of the Company’s common stock for the twenty (20) trading days immediately preceding the applicable vesting date divided by (b) $4.00 and (ii) for the true-up tranche, if the payout factor for the third tranche exceeds the payout factor for the first or second tranches, (a) the number of vested RSUs for each applicable tranche, recalculated using the payout factor for the third tranche, less (b) the number of previously-vested RSUs for the applicable tranche. The first three tranches of market-based RSUs vest annually, and the final, “true-up tranche” vests along with the third tranche.
Tracy Agreement
The Tracy Agreement provides that Ms. Tracy will serve as our General Counsel & Secretary, effective February 1, 2024, after previously having served as our Senior Vice President, Interim General Counsel & Secretary. The Tracy Agreement provides for “at will” employment. The Tracy Agreement provides for (i) an annual base salary of $350,000; (ii) eligibility to receive a discretionary annual bonus with a target bonus of 60% of her base salary; (iii) for 2024 only, eligibility to receive a supplemental bonus of $105,000, or 50% of her target 2024 bonus; (iv) a grant of RSUs equivalent to $460,000 as of the grant date, which vested in full on February 1, 2025; and (v) participation in our employee benefit plans. In addition, the Tracy Agreement further provides for (i) at least six months of her then-current salary, payable in the Company’s sole election via a lump sum amount, salary continuance, or a combination thereof and (ii) up to six months of health benefits COBRA coverage, upon the termination of her employment without cause or for good reason, subject to her execution of a standard severance agreement. Ms. Tracy is also party to an Employee Confidentiality, Intellectual Property, and Non-Solicitation Agreement with us that contains restrictive covenants, including confidentiality of information, assignment of certain intellectual property, non-solicitation and mutual non-disparagement covenants.
Petrocelli Agreement
The Petrocelli Agreement provides that Mr. Petrocelli will serve as our Chief Product & Technology Officer. The Petrocelli Agreement provides for “at will” employment. The Petrocelli Agreement provides for (i) an annual base salary of $500,000; (ii) eligibility to receive an annual discretionary bonus, with a target bonus equal to 60% of his base salary; (iii) a grant of 800,000 RSUs, which vest in five equal installments every six months following the vesting start date; (iv) eligibility to receive a one-time supplemental cash bonus of $400,000 which will be paid in equal installments of $66,666.66 every three months following his date of hire, subject to continued employment;

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and (v) participation in our employee benefit plans. In addition, the Petrocelli Agreement further provides for (i) at least six months of his then-current salary, payable in the Company’s sole election via a lump sum amount, salary continuance, or a combination thereof and (ii) up to six months of health benefits COBRA coverage, upon the termination of his employment without cause or for good reason, subject to his execution of a standard severance agreement. Mr. Petrocelli has agreed to non-solicitation covenants in the Petrocelli Agreement. Mr. Petrocelli is also party to an Employee Confidentiality, Intellectual Property, and Non-Solicitation Agreement with us that contains restrictive covenants, including confidentiality of information, assignment of certain intellectual property, non-solicitation and mutual non-disparagement covenants.

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Outstanding Equity Awards at Year-End Table
The table below provides information regarding RSUs held by our named executive officers on December 31, 2024. The market value of RSU awards is based on the closing market price of Vimeo common stock ($6.40) on December 31, 2024.
	Option Awards							Stock Awards
Name	Grant date	Number of securities underlying unexercised SARs/ options (#)	Number of securities underlying unexercised SARs/ options (#)	Option/ SAR exercise price ($)	Option/ SAR expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(4)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
		(Exercisable)	(Unexercisable)
Philip Moyer
RSUs	04/08/2024	—	—	—	—	1,400,366	8,962,342	—	—
Adam Gross
RSUs(1)	06/06/2023	—	—	—	—	22,222	142,221	—	—
RSUs(1)	06/13/2024	—	—	—	—	44,444	284,442	—	—
Gillian Munson
RSUs	4/04/2022	—	—	—	—	275,934	1,765,978	—	—
RSUs	3/01/2023	—	—	—	—	—	—	333,333(2)(3)	2,133,331
RSUs	02/07/2024	—	—	—	—	368,421	2,357,894	—	—
Jessica Tracy
RSUs	03/03/2021	—	—	—	—	2,869	18,362	—	—
RSUs	04/13/2023	—	—	—	—	20,000	128,000	—	—
RSUs	05/26/2023	—	—	—	—	66,667	426,669	—	—
RSUs	02/07/2024	—	—	—	—	121,053	774,739	—	—
Bob Petrocelli
RSUs	09/09/2024	—	—	—	—	800,000	5,120,000	—	—

(1)
Represents RSUs awarded to Mr. Gross as a non-employee director on our Board prior to his appointment as Interim Chief Executive Officer or following the completion of his service as Interim Chief Executive Officer, as applicable.

(2)
The table below provides the following information regarding time-based vesting RSUs held by each of our named executive officers on December 31, 2024: (i) the number of RSUs outstanding on December 31, 2024, (ii) the market value of RSUs outstanding on December 31, 2024, (iii) the vesting schedule for each award (generally the number of RSUs that vest on the grant date of the applicable year unless noted otherwise), in each case generally subject to continued service with us through the applicable vesting date, and (iv) the grant date of each award. For Ms. Munson, the table below includes vesting details for her market-based RSUs granted in March 2023, based on the base number of such RSUs, but the number of units that vest on each date may be different, which is further described in footnote (3) below and under “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Munson Agreement” above.

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Name	Grant Date	Number of Unvested RSUs as of 12/31/24 (#)	Market Value of Unvested RSUs as of 12/31/24 ($)	Vesting Schedule (#)
				2025	2026	2027
Philip Moyer	04/08/2024	1,400,366	8,962,342	280,073	560,146	560,147
Adam Gross	06/06/2023	22,222	142,221	22,222	—	—
	06/13/2024	44,444	284,442	22,222(a)	22,222(a)	—
Gillian Munson	4/04/2022	275,934	1,765,978	275,934	—	—
	3/01/2023	333,333	2,133,331	166,667	166,666	—
	02/07/2024	368,421	2,357,894	368,421(b)	—	—
Jessica Tracy	03/03/2021	2,869	18,362	2,869	—	—
	04/13/2023	20,000	$128,000	10,000	10,000	—
	05/26/2023	66,667	$426,669	33,333	33,334	—
	02/07/2024	121,053	$774,739	121,053(b)	—	—
Bob Petrocelli	09/09/2024	800,000	$5,120,000	320,000(c)	320,000(c)	160,000(c)

(a)
The number of RSUs vest on June 1 of the applicable year.

(b)
The number of RSUs vested on February 1, 2025.

(c)
The RSUs vest in equal installments every six months as follows: (i) 160,000 RSUs vested on March 9, 2025, (ii) 160,000 RSUs will vest on September 9, 2025, (iii) 160,000 RSUs will vest on March 9, 2026, (iv) 160,000 RSUs will vest on September 9, 2026, and (v) 160,000 RSUs will vest on March 9, 2027.

(3)
Represents market-based RSUs granted in March 2023 which have a base of 500,000 RSUs. Pursuant to Ms. Munson’s Market Stock Unit Award Agreement, the number of RSUs earned is subject to upward or downward adjustment from 50% to 200% of the base number of RSUs, based on (i) for the first three tranches, a “payout factor,” calculated as (a) the volume-weighted average of the closing price of the Company’s common stock for the twenty (20) trading days immediately preceding the applicable vesting date divided by (b) $4.00 and (ii) for the true-up tranche, if the payout factor for the third tranche exceeds the payout factor for the first or second tranches, (a) the number of vested RSUs for each applicable tranche, recalculated using the payout factor for the third tranche, less (b) the number of previously-vested RSUs for the applicable tranche. The first three tranches of market-based RSUs vest annually, and the final, “true-up tranche” vests along with the third tranche.

(4)
Amounts have been determined by multiplying the number of unvested RSUs by $6.40, which was the closing price of a share of Vimeo common stock on December 31, 2024, the last trading day of fiscal year 2024.

Vimeo, Inc. 2021 Stock and Annual Incentive Plan
Vimeo currently has one active equity plan, the 2021 Plan, which was adopted in connection with the Spin-off. The 2021 Plan replaced the Vimeo, LLC 2012 Incentive Plan, the Vimeo, Inc. 2017 Incentive Plan and the Vimeo, Inc. 2019 Incentive Plan (including an Israeli Appendix), collectively referred to as the “Prior Plans.” The Prior Plans were automatically terminated and replaced and superseded by the 2021 Plan upon the completion of the Spin-off. Any and all awards granted under the Prior Plans remain in effect on their pre Spin-off terms pursuant to the 2021 Plan, subject to adjustment in connection with the Spin-off and the Vimeo merger. The 2021 Plan also covers Vimeo stock options that were granted as a result of vested IAC stock options in connection with the Spin-off.
The 2021 Plan authorizes the Company to deliver equity awards, including SARs, stock options, RSUs, and other stock-based awards related to shares of Vimeo common stock, to its employees, officers, directors and consultants covering an aggregate of up to 20.0 million shares of the Company’s common stock (in addition to previously-awarded shares under the Prior Plans and awards converted in connection with the Spin-off).
Under the 2021 Plan, our overhang (defined as the sum of unvested RSUs and restricted shares and outstanding SARs and stock options, divided by our total shares outstanding) was approximately 14.6% as of December 31, 2024, which is down from 16.8% as of December 31, 2023. Of this overhang, 5.2% is attributable to equity awards granted prior to the Spin-off and equity awards related to the conversion of IAC equity awards upon the Spin-off, and the remaining 9.5% is attributable to equity awards granted after the Spin-off. In addition, our 2024 burn rate was 4.5%, which was slightly higher than our 2023 burn rate of 3.8% but significantly lower than our 2022 burn rate of 8.6% and was achieved during a year of significant leadership transition. This material decrease over the past two years shows our progress with respect to our commitment to our stockholders to materially decrease our burn rate since 2022. We achieved this goal via a disciplined approach to our employee equity compensation program.

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Our three-year average burn rate at December 31, 2024 was 5.6%. We remain committed to maintaining an appropriate burn rate in 2025, and continue to design our equity compensation program with a goal of managing burn rate while balancing the need to attract and retain top talent.
2024 Option Exercises and Stock Vested
The following table sets forth information regarding the vesting of restricted stock units by our named executive officers in 2024. There were no option exercises by our NEOs in 2024.
	Stock Awards(2)
Name	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)
Philip Moyer	280,073	1,375,158
Adam Gross(1)	144,220	1,020,956
Gillian Munson	445,934	1,900,249
Jessica Tracy	46,202	180,808
Bob Petrocelli	—	—

(1)
Amounts shown for Mr. Gross include RSUs which were awarded to him as a non-employee director on our Board prior to his appointment as Interim Chief Executive Officer, in the amount of 34,239 shares acquired on vesting, with a value realized on vesting of $131,664.

(2)
Amounts shown in these columns reflect RSUs that vested during 2024. The value realized upon the vesting of RSUs was calculated, as required by SEC rules, using the closing price of our common stock on the date such RSUs became vested.

(3)
After withholding shares sufficient to cover applicable taxes and fees due upon the vesting of RSUs, the named executive officers retained a total of 587,219 net shares in aggregate with individual shares retained as follows. In certain cases, executives paid applicable taxes and fees in cash as opposed to withholding shares to cover.

Name	Total Net Shares Retained
Philip Moyer	240,073
Adam Gross	94,512
Gillian Munson	225,053
Jessica Tracy	27,581
Pension Benefits
None of our NEOs participated in or received benefits from a pension plan during the fiscal year ended December 31, 2024 or in any prior year.
Nonqualified Deferred Compensation
None of our NEOs participated in or received benefits from a nonqualified deferred compensation plan during the fiscal year ended December 31, 2024 or in any prior year with respect to their service as an employee. Prior to and following Mr. Gross’ service as Interim Chief Executive Officer, Mr. Gross participated in Vimeo’s Deferred Compensation Plan for Non-Employee Directors, the material terms of which are described under “Director Compensation” below. The following table sets forth information regarding the participation of Mr. Gross in Vimeo’s Deferred Compensation Plan for Non-Employee Directors for 2024.

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Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)(3)
Adam Gross	39,066	—	75,932.63	—	195,955.16

(1)
This amount relates to Mr. Gross’ voluntary deferral of $39,066 of non-employee director fees in the form of 8,194.554 share units pursuant to the Deferred Compensation Plan for Non-Employee Directors in 2024. The share unit amounts accrued by Mr. Gross as a non-employee director continue to be held in book entry by the Company and will be paid out in accordance with the terms of the Deferred Compensation Plan for Non-Employee Directors after Mr. Gross ceases to be a member of the Board. This amount is reflected in the “All Other Compensation” column for 2024 in our Summary Compensation Table above.

(2)
This amount reflects the change in value of the shares of our common stock underlying the share units credited to Mr. Gross under the Deferred Compensation Plan for Non-Employee Directors, from December 31, 2023 to December 31, 2024, calculated as the difference between (a) the per share closing price of our common stock on December 29, 2023 and (b) the per share closing price of our common stock on December 31, 2024 (in each case, the last trading day of the fiscal year). This amount was not reported in the Summary Compensation Table as it does not represent above-market or preferential earnings.

(3)
The value set forth in this column is based on the closing price of our common stock of $6.40 on December 31, 2024. Amounts deferred by Mr. Gross in 2023 were reflected in the “All Other Compensation” column in the Summary Compensation Table in our 2024 Proxy Statement. Amounts for years prior to 2023 were not reported in the Summary Compensation Tables, but certain amounts were reported in the “Fees Earned or Paid in Cash” columns in the Director Compensation tables for prior years as Mr. Gross was a non-employee director and not a named executive officer.

Estimated Potential Payments Upon Termination or Change in Control
Overview
Certain of our employment agreements, equity award agreements and/or omnibus stock and annual incentive plans entitle our named executive officers to continued base salary payments, continued health coverage, and/or the acceleration of the vesting of equity awards, and/or extended post-termination exercise periods for stock options upon certain terminations of employment (including certain terminations during specified periods following a change in control of Vimeo).
Amounts and Benefits Payable Upon a Qualifying Termination
Upon a termination of the named executive officer’s employment by the Company without cause or the named executive officer’s resignation for good reason (a “Qualifying Termination”) as of December 31, 2024, pursuant to the terms of such named executive officer’s employment agreement in effect at the time, and subject to the execution of a standard severance agreement and compliance with customary post-termination covenants as further described below, (i) each of Mr. Moyer and Ms. Munson would be entitled to severance equal to at least 12 months of then-current salary from the date of such Qualifying Termination, payable in the Company’s sole election via a lump sum amount, salary continuance, or a combination thereof, as well as up to twelve months of health benefits coverage, for Mr. Moyer, provided through COBRA, and for Ms. Munson, or, at our option, COBRA coverage, and (ii) each of Ms. Tracy and Mr. Petrocelli is entitled to severance equal to at least six months of then-current salary from the date of such Qualifying Termination, payable in the Company’s sole election via a lump sum amount, salary continuance, or a combination thereof, as well as up to six months of health benefits coverage provided through COBRA.
Ms. Munson’s 2022 award agreement provides that her next tranche of unvested RSUs will become fully vested as of the date of a Qualifying Termination.
Pursuant to their respective employment agreement in effect on December 31, 2024, each of Mr. Moyer and Ms. Munson is bound by covenants not to compete with Vimeo and not to solicit Vimeo’s employees, customers or business partners during the term of the NEO’s employment and for 12 months (in the case of Mr. Moyer, 18 months) thereafter. Pursuant to his employment agreement, Mr. Petrocelli is bound by covenants not to solicit

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Vimeo’s employees, customers or business partners during the term of his employment and for 12 months thereafter. Each of Messrs. Moyer and Petrocelli and Mses. Munson and Tracy is also party to an Employee Confidentiality, Intellectual Property, and Non-Solicitation Agreement with us that contains restrictive covenants, including confidentiality of information, assignment of certain intellectual property and mutual non-disparagement covenants.
For Ms. Munson, the terms “cause” and “good reason” have the meanings set forth in Schedule B to her employment agreement dated April 2, 2022. Otherwise, the terms “cause” and “good reason” have the meanings set forth in the 2021 Plan.
Amounts and Benefits Payable Upon Death or Disability
Upon a termination of the named executive officer’s employment by the Company due to death or disability as of December 31, 2024, pursuant to the 2021 Plan, any option or SAR held by the individual that was exercisable immediately before the termination of employment may be exercised at any time until the earlier of (a) the first anniversary of such termination of employment and (b) the expiration of the term thereof. As of December 31, 2024, there were no outstanding options or SARs held by the NEOs.
Amounts and Benefits Payable Upon a Change in Control
Under the 2021 Plan, unless otherwise provided by the administrator in the applicable award agreement, in the event that, upon a termination of employment (other than for cause or disability) or resignation for good reason during the two (2)-year period following a “change in control” (as such term is defined in the 2021 Plan):
●
all unvested stock options and SARs, including any stock options and SARs held by our named executive officers, outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and exercisable and will remain exercisable for the greater of: (i) the period that they would have remained exercisable absent the change in control provision and (ii) the lesser of the original term or one (1) year following such termination or resignation;

●
all restrictions applicable to all restricted stock awards outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will lapse and such restricted stock awards will become fully vested and transferable; and

●
all RSUs, including the RSUs held by our named executive officers, outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and such RSUs will be settled in cash or shares of Vimeo common stock as promptly as practicable.

Upon a Qualifying Termination on December 31, 2024 that occurred during the two year period following a change in control of Vimeo (as defined in the 2021 Plan and related award agreements), the vesting of all then outstanding and unvested RSUs held by each NEO would have been accelerated.
Potential Payments Upon Termination or Change in Control Table
The amounts that would become payable to our named executive officers upon the events described above, assuming a termination date of December 31, 2024, are described and quantified in the table below. These amounts exclude the effect of any applicable taxes, are based on the named executive officer’s base salary on December 31, 2024, the number of Vimeo equity awards outstanding and unvested on December 31, 2024, and the closing price of Vimeo common stock ($6.40) on December 31, 2024, the last trading date of fiscal year 2024. Amounts are not included in the table for Mr. Gross as he was not employed as an executive officer on December 31, 2024. Mr. Gross received a discretionary bonus of $836,066 as discussed under “Executive Compensation—Compensation Discussion and Analysis—Annual Cash Bonuses and Other Bonuses” above in respect of his service as Interim Chief Executive Officer and in connection with his conclusion of service as Interim Chief Executive Officer . Mr. Gross is not included in the tables below because he was not entitled to any potential severance payments as of December 31, 2024, as he was no longer an employee of the Company at that time. Consistent with the terms of

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the equity awards held by our non-employee members of the Board, in the event of a termination of service with Vimeo and its affiliates upon a change in control of Vimeo as of December 31, 2024, the RSUs held by Mr. Gross as of such date granted in his capacity as a non-employee director would have accelerated, 66,666 RSUs ($426,662, valued based on the closing price of Vimeo common stock on this date).
Name and Benefit	Qualifying Termination	Qualifying Termination During the Two Year Period Following a Change in Control of Vimeo	Death/Disability
Philip Moyer
Salary	$600,000	$600,000	$—
Continued health coverage(1)	$31,421	$31,421	$—
Market value of RSUs that would vest(2)	$—	$8,962,342	$—
Total estimated severance benefits	$631,421	$9,593,763	$—
Gillian Munson
Salary	$400,000	$400,000	$—
Continued health coverage(1)	$34,296	$34,296	$—
Market value of RSUs that would vest(2)	$1,765,978	$6,417,203(3)	$—
Total estimated severance benefits	$2,200,274	$6,851,499	$—
Jessica Tracy
Salary	$175,000	$175,000	$—
Continued health coverage(1)	$17,148	$17,148	$—
Market value of RSUs that would vest(2)	$—	$1,347,770	$—
Total estimated severance benefits	$192,148	$1,539,918	$—
Bob Petrocelli
Salary	$250,000	$250,000	$—
Continued health coverage(1)	$17,350	$17,350	$—
Market value of RSUs that would vest(2)	$—	$5,120,000	$—
Total estimated severance benefits	$267,350	$5,387,350	$—

(1)
Represents the total payments necessary to cover the full premiums for continued coverage under the Company’s medical and dental plans through COBRA for (i) 12 months, in the case of Mr. Moyer and Ms. Munson, and (ii) six months, in the case of Ms. Tracy and Mr. Petrocelli. Ms. Munson had not elected to participate in Company healthcare coverage as of December 31, 2024, therefore the amount indicated represents the COBRA rates that would apply if she had elected the highest levels of coverage as of such date.

(2)
Represents the closing price of Vimeo common stock ($6.40) on December 31, 2024 multiplied by the number of RSUs accelerated upon the occurrence of the relevant event.

(3)
Represents (i) $4,123,872 payable for the outstanding time-based RSUs held by Ms. Munson, and (ii) $2,293,331 payable for the outstanding market-based RSUs held by Ms. Munson, based on a 20-day volume weighted average price of 6.88 as of December 31, 2024. For further information on the market-based RSUs, please see “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Munson Agreement” above.

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Pay Versus Performance
In accordance with Item 402(v) under Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”), the following table sets forth information concerning pay versus performance for our Principal Executive Officer (“PEO”) and the average compensation of our non-Principal Executive Officer named executive officers (“Non-PEO NEOs”) for the fiscal years ended December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021. For further information concerning our executive compensation program and how we align executive compensation with our performance, see the “Executive Compensation—Compensation Discussion and Analysis” section within this proxy statement.
Year(1)	Summary Compensation Table Total for Philip Moyer (PEO)(2)	Summary Compensation Table Total for Adam Gross (PEO)(2)	Summary Compensation Table Total for Anjali Sud (PEO)(2)	Compensation Actually Paid to Philip Moyer (PEO)(3)	Compensation Actually Paid to Adam Gross (PEO)(3)	Compensation Actually Paid to Anjali Sud (PEO)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non- PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss)(6)	Adjusted EBITDA(7)
									Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2024	$8,184,912	$1,323,064	N/A	$12,304,789	$1,513,973	N/A	$2,788,908	$4,643,085	$14.10	$195.39	$27,012,117	$55,340,560
2023	N/A	$1,483,086	$3,106,674	N/A	$1,445,162	$(965,513)	$2,859,313	$1,351,213	$8.64	$143.02	$22,031,807	$34,418,241
2022	N/A	N/A	$8,095,861	N/A	N/A	$(4,924,823)	$5,810,709	$(3,262,750)	$7.56	$90.61	$(79,591,879)	$(8,233,640)
2021	N/A	N/A	$18,844,127	N/A	N/A	$7,515,181	$8,213,980	$(17,568,253)	$39.57	$126.19	$(52,767,116)	$(9,353,226)
(1)
The PEO and Non-PEO NEOs for the applicable years were as follows:

●
2024: Mr. Gross (from January 1, 2024 to April 8, 2024) and Mr. Moyer (since April 8, 2024) served as our PEOs and Ms. Munson, Ms. Tracy, and Mr. Petrocelli served as the Non-PEO NEOs.

●
2023: Anjali Sud (from January 1, 2023 to August 31, 2023) and Mr. Gross (from September 1, 2023 to December 31, 2023) served as our PEOs and Ms. Munson, Eric Cox (Former Chief Operating Officer), and Mark Kornfilt (Former President) served as the Non-PEO NEOs.

●
2022: Ms. Sud served as our PEO and Ms. Munson and Mr. Kornfilt, Michael Cheah (former General Counsel and Secretary) and Narayan Menon (former Chief Financial Officer) served as the Non-PEO NEOs.

●
2021: Ms. Sud served as our PEO and Messrs. Kornfilt and Menon served as the Non-PEO NEOs.

(2)
Amounts represent the total compensation reported in the Summary Compensation Table for our PEOs for the indicated fiscal years (for 2024, each of Mr. Moyer as our Current PEO as of December 31, 2024 and Mr. Gross as our Former PEO), and the average total compensation reported in the Summary Compensation Table for our Non-PEO NEOs for the indicated fiscal years.

(3)
Amounts represent compensation actually paid to our Current PEO, Former PEO and the average compensation actually paid to our non-PEO NEOs for the relevant fiscal year, as determined under SEC rules. The table below describes the difference between summary compensation table totals and compensation actually paid totals. Our compensation actually paid totals in some cases reflect a negative number because in some cases our stock price decreased since the applicable grant dates. In calculating the “Compensation Actually Paid” amounts reflected in these columns, the valuation methodology used to calculate the fair value of the equity awards did not materially differ from those disclosed as of the grant date in the “Notes to Consolidated Financial Statements” in our 2024 Annual Report and our Annual Reports on Form 10-K for prior fiscal years.

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	2024			2023			2022
	PEO (Philip Moyer)	PEO (Adam Gross)	Average Non- PEO NEOs	PEO (Adam Gross)	PEO (Anjali Sud)	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs
Total Compensation for covered fiscal year (FY) from Summary Compensation Table (SCT)	$8,184,912	$1,323,064	$2,788,908	$1,483,086	$3,106,674	$2,859,313	$8,095,861	$5,810,709
DEDUCT: grant date fair value (GDFV) of equity awards granted during FY from SCT	$(6,217,624)	$(171,998)	$(1,965,474)	$(789,093)	$(2,178,116)	$(2,360,022)	$(7,184,861)	$(5,278,561)
ADD: Fair value (FV) as of FY-end of equity awards granted during the year that are outstanding and unvested as of FY-end	$8,962,342	$284,442	$2,750,878	$605,346	$—	$998,335	$417,816	$(1,062,942)
ADD: change as of end of FY (from end of prior FY) in FV of awards granted in any prior year that are outstanding and unvested as of FY-end	$—	$55,111	$1,013,790	$5,888	$—	$90,138	$(6,253,639)	$(1,793,180)
ADD: vesting date FV for any equity awards granted during the year that vested at the end of or during FY	$1,375,158	$—	$—	$125,988	$—	$—	$—	$—
ADD: change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested at the end of or during FY	$—	$23,355	$54,983	$13,947	$—	$49,728	$—	$(1,451,448)
DEDUCT: FV at the end of the prior FY for awards granted in any prior year that failed to meet applicable vesting conditions during FY	$—	$—	$—	$—	$(1,894,071)	$(286,280)	$—	$(1,613,213)
ADD: Value of dividends or other earnings paid on stock or option awards in FY not otherwise reflected in total compensation	$—	$—	$—	$—	$—	$—	$—	$—
Compensation Actually Paid (as defined by SEC rules)	$12,304,789	$1,513,973	$4,643,085	$1,445,162	(965,513)	1,351,213	$(4,924,823)	$(3,262,750)
(4)
Amounts reported in this column represent cumulative total shareholder return “TSR” of the Company under SEC rules from May 25, 2021 (the date our common stock commenced regular-way trading on Nasdaq), through the last trading day for the applicable fiscal year in the table. TSR is calculated by assuming the investment of $100 in our common stock on May 25, 2021 and the reinvestment of dividends. The closing market price of our common stock on May 25, 2021 was $45.39 per share.

(5)
Amounts reported in this column represent the peer group TSR under SEC rules from May 25, 2021 (the date our common stock commenced regular-way trading on Nasdaq), through the last trading day for the applicable fiscal year in the table. The peer group TSR is calculated by assuming the investment of $100 in the Standard & Poor Information Technology Index on May 25, 2021 and the reinvestment of dividends. The peer group used for this purpose is the Standard & Poor Information Technology Index, the same peer group we use for purposes of Item 201(e) of Regulation S-K.

(6)
Amounts reported represent the amount of net income (loss) of the Company reported in our Annual Report on Form 10-K for the applicable fiscal year.

(7)
Our company-selected measure is Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is a non-GAAP measure defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; (3) amortization of intangible assets; (4) gains and losses recognized on changes in the fair value of contingent consideration arrangements; and (5) restructuring costs associated with exit or disposal activities such as a reduction in force or reorganization. Adjusted EBITDA is calculated as described in Annex A.

58 / 2025 Proxy Statement

Executive Compensation
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” we consider several performance measures when making compensation decisions. Not all of these Company measures are presented in the Pay versus Performance table above. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
“Compensation Actually Paid” and Cumulative TSR
The amount of “compensation actually paid” to our PEO (Ms. Sud) was generally aligned with the Company’s cumulative TSR for 2021 and 2022 as both decreased. For 2023, the Company’s cumulative TSR increased slightly, which is still generally aligned with the amount of “compensation actually paid” to our PEOs (Mr. Gross and Ms. Sud), in the aggregate, as it also increased. For 2024, the Company’s cumulative TSR saw a significant increase, which aligned with the amount of “compensation actually paid” to our PEOs (Mr. Moyer and Mr. Gross), in the aggregate, which saw an increase from the prior year. Over the four years presented in the table, the average amount of “compensation actually paid” to the Company’s Non-PEO NEOs as a group increased, which generally aligned with the Company’s cumulative TSR, despite turnover during 2022 and 2023 within our non-PEO NEO group.
“Compensation Actually Paid” and Net Income
The Company does not use net income (loss) as a performance measure in its overall executive compensation program and therefore would not expect a meaningful relationship to exist between the measures and no such relationship does exist.
“Compensation Actually Paid” and Adjusted EBITDA
For 2021 and 2022, the amount of “compensation actually paid” to our PEO (Ms. Sud) and the average amount of “compensation actually paid” to the Company’s Non-PEO NEOs as a group, decreased and increased by a relatively large margin, respectively, whereas the Company’s Adjusted EBITDA increased, but was relatively consistent, over the two years.
For 2023 and 2024, the amount of “compensation actually paid” to our PEOs (for 2023, Mr. Gross and Ms. Sud and for 2024, Mr. Moyer and Mr. Gross), in the aggregate, and the average amount of “compensation actually paid” to the Company’s Non-PEO NEOs as a group both increased, and the Company’s Adjusted EBITDA increased significantly in both years, primarily due to a decrease in gross profit, more than offset by decreases in compensation expense and other employee-related costs, advertising costs, and provision for credit losses, as well as an increased investment in technology and more productive marketing & sales engine, as discussed in more detail in our 2024 Annual Report. We use Adjusted EBITDA as a metric in our annual incentive program to determine discretionary annual bonuses, but not as a multi-year financial metric for our performance-based equity awards, which means that the relationship between this metric and “compensation actually paid” will not necessarily be aligned as a result of the different time periods that are being evaluated.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
Our cumulative TSR over the period beginning on May 25, 2021 (the date our common stock commenced regular-way trading on Nasdaq) through December 31, 2024 was $14.10, while the cumulative TSR of the peer group presented for this purpose, the Standard & Poor Information Technology Index, was $195.39 over the same time period.

2025 Proxy Statement / 59

Executive Compensation
Performance Measures
The following is an unranked list of financial performance measures, including the Company-Selected Measure, which in our assessment represent the most important financial performance measures used by the Company in considering compensation actually paid to our NEOs for 2024:
●
Adjusted EBITDA

●
Revenue

●
Bookings

While these financial measures are the most important financial measures we used to align compensation actually paid to our NEOs for 2024, company performance and additional financial and other measures were also used to align pay and performance, as further described in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement.

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Executive Compensation
Pay Ratio Disclosure
In accordance with Item 402(u) under Regulation S-K of the Securities Act, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer, Philip Moyer, who has served in such role since April 8, 2024. The pay ratio disclosure set forth below is a reasonable estimate calculated in a manner consistent with applicable SEC rules.
For the fiscal year ended December 31, 2024: (i) the estimated median of the total annual compensation of all Vimeo employees (other than Mr. Moyer) was approximately $143,986, (ii) the total annual compensation of Mr. Moyer, on an annualized basis, was $8,357,989 and (iii) the ratio of Mr. Moyer’s annualized total compensation to the median of the annual total compensation of our other employees was approximately 58 to 1. In determining Mr. Moyer’s total annual compensation, we adjusted the compensation reported in the “Summary Compensation Table” to reflect his compensation as if he were the CEO for the full calendar year by increasing his base salary to the annualized base salary of $600,000. For purposes of calculating the pay ratio herein, this resulted in total annual compensation of $8,357,989 for the CEO as opposed to the amount shown in the “Summary Compensation Table.” Notably, Mr. Moyer joined the Company in 2024 and received an initial new-hire equity award as part of his 2024 compensation, which impacts our 2024 CEO pay ratio.
To identify our median employee in 2024, we first identified our total number of employees globally as of December 31, 2024 (1,102 in total, 498 of whom were located in various jurisdictions outside of the United States). We selected target earnings (base and target bonus and/or commission values) in 2024 as our consistently applied compensation measure, as permitted by SEC rules, which we compared across the applicable employee population, using ending salary on December 31, 2024. After we identified the median employee, we determined such employee’s total annual compensation in the same manner as we determined the CEO’s total annual compensation in the “Summary Compensation Table.”
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio reported above.

2025 Proxy Statement / 61

Director Compensation
Director Compensation

Non-Employee Director Compensation Arrangements. The Compensation and Human Capital Management Committee has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Vimeo common stock to further align the interests of our non-employee directors with those of our stockholders.
In 2024, non-employee directors received annual compensation of $50,000 for service on our Board, and additional annual compensation for committee service as follows:
Position	Audit Committee	Compensation and Human Capital Management Committee	Nominating and Corporate Governance Committee
Chair	$20,000	$20,000	—
Each member, including Chair	$10,000	$5,000	—
In addition, the arrangements in effect during 2024 also provided that each non-employee director receive a grant of RSUs with a dollar value of $200,000 annually upon re-election on the date of Vimeo’s annual meeting of stockholders, the terms of which provide for: (i) vesting in two equal installments on each of the first two anniversaries of the vesting start date, (ii) cancellation and forfeiture of unvested RSUs upon a termination of service with Vimeo and its affiliates and (iii) full acceleration of the vesting of RSUs upon a change in control of Vimeo in the event of termination of service with Vimeo and its affiliates. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Vimeo Board and Board committee meetings.
Glenn Schiffman participated in Vimeo’s non-employee director compensation arrangements until he became Chairman of the Board in March 2023. On March 21, 2023, in connection with Mr. Schiffman’s appointment as Chairman of the Board and upon the recommendation of the Company’s Compensation and Human Capital Management Committee and the advice of our compensation consultant at the time, Compensation Advisory Partners LLC, based on a review of peer and public survey data for 2023, the Company granted the following compensation package to Mr. Schiffman: (i) 250,000 RSUs and (ii) 250,000 options to purchase shares of Company common stock, both of which will vest in full three years after the grant date. The Committee determined to grant Mr. Schiffman this award in consideration of Mr. Schiffman’s extensive experience in finance, risk management, information security, and strategic transactions, as well as Mr. Schiffman’s background with IAC and extensive knowledge of the Company. To be entitled to each award, Mr. Schiffman must be serving as Chairman of the Board through the applicable vesting date. In the event of a change of control (as defined in the 2021 Plan), the awards will vest in their entirety. Mr. Gross did not participate in our non-employee director compensation program during his service as Interim Chief Executive Officer from September 1, 2023 through April 8, 2024, but prior to and following his service as Interim Chief Executive Officer he participated in our non-employee director compensation program.
Deferred Compensation Plan for Non-Employee Directors. In December 2021, the Compensation and Human Capital Management Committee approved a Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”). Pursuant to the plan, non-employee directors may defer all or a portion of their Board and Board committee fees. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees notionally invested in shares of Vimeo common stock (represented by Vimeo share units) or credited to a cash fund. If any dividends are paid on Vimeo common stock, dividend equivalents will be credited on the Vimeo share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase & Co. After a director ceases to be a member of the Board, he or she will receive: (i) with respect to share units, the number of shares of Vimeo common stock represented by such

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Director Compensation
share units, and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments are generally made in one lump sum payment, unless a director initially elected to receive up to five annual installments, after the relevant director leaves the Board and otherwise in accordance with the plan.
2024 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2024 and (ii) the grant date fair value of RSU awards granted in 2024. Mr. Gross’ compensation in respect of his service as a non-employee director following April 8, 2024 is included with that of our other named executive officers above in the “Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Alesia J. Haas(5)	80,000	171,998	—	251,998
Jay Herratti	62,321	171,998	—	234,319
Ida Kane(5)	60,000	171,998	—	231,998
Mo Koyfman	75,000(1)	171,998	—	246,998
Spike Lee(4)	6,456	171,998	—	178,454
Alexander von Furstenberg	50,000	171,998	—	221,998
Glenn H. Schiffman	—(1)	—	—	—

(1)
Mr. Koyfman elected to participate in Vimeo’s Deferred Compensation Plan. The amounts represent the dollar value of fees deferred in the form of share units by Mr. Koyfman under Vimeo’s Deferred Compensation Plan. Mr. Schiffman previously participated in Vimeo’s Deferred Compensation Plan until March 20, 2023, when he became Chairman of the Board, and the amounts previously accrued by Mr. Schiffman continue to be held in book entry by the Company and will be paid out in accordance with the terms of the Deferred Compensation Plan.

(2)
Reflects the grant date fair value of RSU awards granted to the director during 2024, calculated by multiplying the closing market price of Vimeo common stock on the grant date by the number of RSUs awarded. We do not estimate forfeitures in calculating the grant date fair value of the RSUs, as permitted by FASB ASC Topic 718. The Company uses a volume-weighted average closing price of its common stock to determine the number of RSUs awarded to directors. As of December 31, 2024, our directors held the following number of RSUs in the aggregate:

Name	Outstanding RSUs (#)
Alesia J. Haas	66,666
Jay Herratti	66,666
Ida Kane	66,666
Mo Koyfman	66,666
Alexander von Furstenberg	66,666
Glenn H. Schiffman	250,000

(3)
As a result of the Spin-off, as of December 31, 2024, Mr. Schiffman held 618,553 Vimeo stock options issued in respect of IAC stock options previously granted as part of his compensation received as an officer of IAC and unrelated to his service as a director of Vimeo. Mr. Schiffman also holds 250,000 Vimeo stock options, which were granted on March 21, 2023 in connection with Mr. Schiffman’s appointment as Chairman of the Board.

(4)
Mr. Lee resigned from the Board effective February 16, 2024, and forfeited all unvested RSUs in connection with his departure.

(5)
Mses. Haas and Kane will not stand for re-election at the Annual Meeting.

2025 Proxy Statement / 63

Equity Compensation Plan Information
Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2024, regarding Vimeo equity compensation plans pursuant to which grants of Vimeo stock appreciation rights, stock options, RSUs or other rights to acquire shares of Vimeo common stock may be made from time to time.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(1)(2)(3)	24,212,061	$5.46	14,630,070(5)
Equity compensation plans not approved by security holders	—	—	—
Total	24,212,061	$5.46	14,630,070(5)

(1)
Includes grants under Vimeo’s 2021 Plan. For a description of this plan, see the first three paragraphs of Note 10 to the consolidated financial statements in our 2024 Annual Report.

(2)
Includes an aggregate of: (i) up to 12,143,411 shares issuable upon the vesting of RSUs and (ii) up to 8,821,650 shares issuable upon the exercise of outstanding stock options and SARs, in each case, as of December 31, 2024.

(3)
Information excludes 3,247,000 shares of Vimeo restricted stock, which is reflected in the total number of shares of Vimeo common stock issued and outstanding as of December 31, 2024.

(4)
The weighted-average exercise price is calculated based on the exercise prices of outstanding stock options and SARs and does not include outstanding RSUs (which have no exercise price).

(5)
Pursuant to Vimeo’s 2021 Plan, represents the number of shares remaining available for future delivery under the plan.

64 / 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management

The following table presents, as of April 21, 2025, information relating to the beneficial ownership of Vimeo common stock and Class B common stock by: (1) each person known by Vimeo to beneficially own more than 5% of the outstanding shares of Vimeo common stock and/or Class B common stock, (2) each director nominee (all of whom are incumbent directors with the exception of Mr. Cahan and Mses. Jett and Kliphouse), (3) each 2024 Vimeo named executive officer, (4) all current directors and executives officers as a group and (5) certain other stockholders. As of April 21, 2025, there were 165,033,022 and 9,399,250 shares of Vimeo common stock and Class B common stock, respectively, outstanding.
Unless otherwise indicated, the beneficial owners listed below may be contacted at Vimeo’s corporate headquarters located at 330 West 34th Street, 5th Floor, New York, New York 10001. For each listed person, the number of shares of Vimeo common stock and percent of such class listed includes vested Vimeo SARs and stock options, and assumes the conversion of any shares of Vimeo Class B common stock owned by such person and the vesting of any Vimeo SARs, stock options and/or RSUs scheduled to occur within sixty days of April 21, 2025, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of Vimeo Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Vimeo common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of Vimeo common stock and ten votes for each share of Vimeo Class B common stock.
	Vimeo Common Stock		Vimeo Class B Common Stock		Percent of Vote
Name and Address of Beneficial Owner	Number of Shares Owned	% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes)
Lynrock Lake LP 2 International Drive, Suite 130 Rye Brook, NY 10573	15,017,039(1)	9.1%	—	—	5.8%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	12,115,246 (2)	7.3%	—	—	4.7%
Barry Diller	10,014,087(3)	5.7%	9,399,250(4)	100%	36.5%
Philip Moyer	480,335(5)	*	—	—	*
Adam Gross	228,221(6)	*	—	—	*
Gillian Munson	847,472(5)	*	—	—	*
Jessica Tracy	128,059(7)	*	—	—	*
Bob Petrocelli	104,442(5)	*	—	—	*
Adam Cahan	—	—	—	—	—
Alesia J. Haas	95,107(8)	*	—	—	*
Jay Herratti	101,482(9)	*	—	—	*
Lydia Jett	—	—	—	—	—
Ida Kane	95,107(10)	*	—	—	*
Kirsten Kliphouse	—	—	—	—	—
Mo Koyfman	95,480(11)	*	—	—	*
Glenn H. Schiffman	723,180(12)	*	—	—	*
Alexander von Furstenberg	173,823(13)	*	—	—	*
All current executive officers and directors as a group (12 persons)	3,072,708	1.9%	—	—	1.2%

2025 Proxy Statement / 65

Security Ownership of Certain Beneficial Owners and Management
*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based upon information regarding Vimeo holdings reported by way of a Schedule 13G filed by Lynrock Lake LP (“Lynrock Lake”) with the SEC on November 14, 2024. Lynrock Lake beneficially owns the Vimeo holdings disclosed in the table above in its capacity as an investment manager. Lynrock Lake has sole voting power and sole dispositive power over 15,017,039 shares of Vimeo common stock listed in the table above.

(2)
Based upon information regarding Vimeo holdings reported by way of Amendment No. 3 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on April 17, 2025. BlackRock has sole voting power over 11,848,017 shares of Vimeo common stock and sole dispositive power over 12,115,246 shares of Vimeo common stock listed in the table above.

(3)
Consists of (i) 612,060 shares of Vimeo common stock held directly by Mr. Diller and/or through the Arrow Trust, over which Mr. Diller has sole investment and voting power, (ii) 2,777 shares of Vimeo common stock held by a family foundation as to which Mr. Diller may be deemed to share voting and investment power and as to which Mr. Diller disclaims beneficial ownership, and (iii) 9,399,250 shares of Vimeo Class B common stock, which are convertible on a one-for-one basis into shares of Vimeo common stock, held directly by Mr. Diller and/or through the Arrow Trust, over which Mr. Diller has sole investment and voting power.

(4)
Consists of 9,399,250 shares of Vimeo Class B common stock, which are convertible on a one-for-one basis into shares of Vimeo common stock, held directly by Mr. Diller and/or through the Arrow Trust, over which Mr. Diller has sole investment and voting power.

(5)
Consists of shares of Vimeo common stock held directly by the respective beneficial owner.

(6)
Consists of (i) 183,777 shares of Vimeo common stock held directly by Mr. Gross and (ii) 44,444 shares of Vimeo common stock underlying RSUs held by Mr. Gross that will vest within 60 days of April 21, 2025.

(7)
Consists of (i) 94,726 shares of Vimeo common stock held directly by Ms. Tracy and (ii) 33,333 shares of Vimeo common stock underlying RSUs held by Ms. Tracy that will vest within 60 days of April 21, 2025.

(8)
Consists of (i) 50,663 shares of Vimeo common stock held directly by Ms. Haas and (ii) 44,444 shares of Vimeo common stock underlying RSUs held by Ms. Haas that will vest within 60 days of April 21, 2025.

(9)
Consists of (i) 57,038 shares of Vimeo common stock held directly by Mr. Herratti and (ii) 44,444 shares of Vimeo common stock underlying RSUs held by Mr. Herratti that will vest within 60 days of April 21, 2025.

(10)
Consists of (i) 50,663 shares of Vimeo common stock held directly by Ms. Kane and (ii) 44,444 shares of Vimeo common stock underlying RSUs held by Ms. Kane that will vest within 60 days of April 21, 2025.

(11)
Consists of (i) 51,036 shares of Vimeo common stock held directly by Mr. Koyfman and (ii) 44,444 shares of Vimeo common stock underlying RSUs held by Mr. Koyfman that will vest within 60 days of April 21, 2025.

(12)
Consists of (i) 104,627 shares of Vimeo common stock held directly by Mr. Schiffman and (ii) 618,553 shares of Vimeo common stock underlying vested options held by Mr. Schiffman.

(13)
Consists of (i) 129,379 shares of Vimeo common stock held directly by Mr. von Furstenberg and (ii) 44,444 shares of Vimeo common stock underlying RSUs held by Mr. von Furstenberg that will vest within 60 days of April 21, 2025.

66 / 2025 Proxy Statement

Certain Relationships and Related Party Transactions
Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions
We currently have a written related party transaction policy that sets forth our procedures for the identification, review, consideration, and approval or ratification of related party transactions. For purposes of our policy only, a related party transaction is a transaction, contract, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (x) we were, are or will be a participant, (y) the amount involved exceeds or is expected to exceed $120,000 and (z) a related party had, has or will have a direct or indirect material interest. Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to the Audit Committee for review, consideration and approval or ratification. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related party transactions and to effectuate the terms of the policy.
Related Party Transactions
Based on a review of the transactions between Vimeo and our directors and executive officers, their immediate family members, and their affiliated entities, as well as beneficial owners of more than 5% of the outstanding shares of our common stock and/or Class B common stock, we have determined that, since the beginning of 2024, we were a party to a number of transactions identified as related party transactions under our related party transaction policy.
Relationship with IAC following the Spin-off
Vimeo considers IAC to be a related party pursuant to our related party transaction policy because of the relationships between IAC and certain of our current and former directors, including Mr. Levin, Mr. Diller, and Mr. von Furstenberg. Following the Spin-off, the relationship between Vimeo and IAC has been governed by a number of agreements. These agreements include: a separation agreement; a tax matters agreement; a transition services agreement; an employee matters agreement; and a data protection agreement. These agreements were entered into as of May 24, 2021 and are filed as exhibits to our 2024 Annual Report. There were no charges pursuant to these agreements for the year ended December 31, 2024. The total charges incurred for the years ended December 31, 2023 and 2022 pursuant to these agreements were $0.8 million and $3.6 million, respectively. As of the date of this proxy statement, there was no amount due to IAC under such agreements.
Angi Inc. is a related party to Vimeo due to the relationship between our directors. In November 2021, Vimeo entered into a sublease agreement with a subsidiary of Angi Inc. whereby Vimeo agreed to sublease the 10th floor at 330 West 34th Street (the “West 34th Street Sublease”) in New York City. In July 2022, Vimeo extended the terms of the West 34th Street Sublease, and added a sublease of a portion of the fifth floor, both through April 2028. At December 31, 2024 and 2023, Vimeo had a current lease liability of $2.7 million and $2.3 million, respectively, and a non-current lease liability of $8.0 million and $10.7 million, respectively, related to the West 34th Street Sublease. Prior to the Spin-off, IAC allocated rent expense to Vimeo for the space that it occupied in IAC’s headquarters building at 555 West 18th Street in New York City. Upon the completion of the Spin-off, Vimeo entered into an operating lease agreement with IAC for this space, which Vimeo subsequently vacated on June 30, 2022. Rent expense for these properties for the years ended December 31, 2024, 2023 and 2022 were $3.5 million, $3.5 million, and $4.6 million, respectively. Rent expense paid specifically to IAC for the year ended December 31, 2024 was $3.4 million.

2025 Proxy Statement / 67

Other Matters
Other Matters

Annual Reports
Upon written request to the Corporate Secretary, Vimeo, Inc., 330 West 34th Street, 5th Floor, New York, New York 10001, Vimeo will provide without charge to each person solicited a printed copy of Vimeo’s 2024 Annual Report, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.vimeo.com. Vimeo will furnish requesting stockholders with any exhibit to its 2024 Annual Report upon payment of a reasonable processing fee.
Stockholder Proposals and Director Nominees for Presentation at the 2026 Annual Meeting
Eligible stockholders who wish to have a proposal considered for inclusion in Vimeo’s proxy materials for presentation at the 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposals are received by Vimeo at its corporate headquarters no later than December 30, 2025 Stockholder proposals submitted for inclusion in Vimeo’s proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. If Vimeo does not receive notice of the proposal at its corporate headquarters prior to such date, such proposal will be considered untimely for purposes of Rules 14a-8. If the date of the 2026 Annual Meeting of Stockholders is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before Vimeo begins to print and send proxy materials. If that happens, Vimeo will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
Eligible stockholders who wish to present a proposal at the 2026 Annual Meeting of Stockholders without inclusion of the proposal in Vimeo’s proxy materials are required to provide notice of such proposal to Vimeo no later than March 15, 2026 If Vimeo does not receive notice of the proposal at its corporate headquarters prior to such date, such proposal will be considered untimely for purposes of Rule 14a-4 and 14a-5 of the Exchange Act, and those Vimeo officers who have been designated as proxies for the 2026 Annual Meeting will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal. Vimeo reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting of Stockholders must deliver written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2026. If we change the date of the 2026 Annual Meeting of Stockholders by more than 30 days from the date of this year’s Annual Meeting, your written notice must be received by the later of 60 days prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of proxy materials stockholders receive and reduces printing and mailing costs. Only one set of our printed proxy materials will be sent to stockholders eligible for householding unless contrary instructions have been provided.

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Other Matters
Once you have received notice that your broker or Vimeo will be householding your proxy materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate Notice or set of printed proxy materials by sending a written request to Investor Relations, Vimeo, Inc., 330 West 34th Street, 5th Floor, New York, New York 10001, by calling +1 212-524-8791 or by e-mailing ir@vimeo.com. Upon request, Vimeo undertakes to deliver such materials promptly.
If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate set of our printed proxy materials or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one set of our proxy materials, please notify your broker if you hold your shares in street name or Vimeo if you are a stockholder of record. You can notify us by sending a written request to Investor Relations, Vimeo, Inc., 330 West 34th Street, 5th Floor, New York, New York 10001, by calling +1 212-524-8791 or by e-mailing ir@vimeo.com.

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Annex A
Annex A

We have provided Adjusted EBITDA in this report to supplement our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use this non-GAAP financial measure internally in analyzing our financial results and believe that it is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present a similar non-GAAP financial measure. However, our presentation of this non-GAAP financial measure may differ from the presentation of similarly titled measures by other companies. Adjusted EBITDA is one of the metrics on which our internal budgets are based and also one of the metrics by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. This non-GAAP financial measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We endeavor to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and corresponding non-GAAP measure, which we discuss below.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; (3) amortization of intangible assets; (4) gains and losses recognized on changes in the fair value of contingent consideration arrangements; and (5) restructuring costs associated with exit or disposal activities such as a reduction in force or reorganization. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because these items are either non-cash or non-recurring in nature. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.
The reconciliation of net earnings to Adjusted EBITDA is as follows:
	Years Ended December 31,
	2024	2023
	(In thousands)
Net earnings	$27,012	$22,032
Add back:
Income tax provision	6,704	2,879
Other income, net	(15,033)	(12,862)
Interest expense	—	998
Operating income	18,683	13,047
Add back:
Stock-based compensation expense	32,705	12,042
Depreciation	356	1,997
Amortization of intangibles	1,390	2,839
Contingent consideration fair value adjustments	—	(396)
Restructuring costs	2,205	4,888
Adjusted EBITDA	$55,339	$34,417

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Annex A
Items That Are Excluded From Non-GAAP Measure
Stock-based compensation expense consists of expense associated with the grants of Vimeo stock-based awards. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base. We also consider the dilutive impact of stock-based awards in GAAP diluted earnings per share, to the extent such impact is dilutive.
Depreciation is a non-cash expense relating to our leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets are non-cash expenses related to capitalized software development costs or acquisitions. Amortization of capitalized software development costs is computed using the straight-line method to allocate the cost of such assets to operations over their estimated useful lives. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company are valued and amortized over their estimated useful lives. We believe that acquired intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization is not an ongoing cost of doing business.
Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or the ongoing cost of doing business.
Restructuring costs consist of costs associated with exit or disposal activities such as severance and other post-employment benefits paid in connection with a reduction in force or reorganization. We consider these costs to be non-recurring in nature and therefore, are not indicative of current or future performance or the ongoing cost of doing business.
Operating Metrics and Key Terms
Self-Serve & Add-Ons relates to our subscription plans sold directly online, and any add-on services tied to those online subscriptions such as bandwidth charges, which are sold through our sales force to subscribers of one of our plans if they exceed a certain threshold of bandwidth.
Vimeo Enterprise relates to our video offering designed for teams and organizations, which includes the same capabilities of Self-Serve & Add-Ons plus enterprise-grade features such as advanced security, custom user permissions, single-sign on for employees, interactive video tools, and marketing software integrations. Vimeo Enterprise is sold through our sales force and is often an upgrade from Vimeo’s Self-Serve & Add-Ons as the number of users or use cases in an organization grows.
Other relates to products and services we offer outside of Self-Serve & Add-Ons and Vimeo Enterprise, primarily our over-the-top (“OTT”) video monetization solution that allows customers to launch and run their own video streaming channel directly to their audience through a branded web portal, mobile apps and Internet-enabled TV apps. Other also includes Magisto, Livestream, Wibbitz, and WIREWAX.
Subscribers is the number of users who have an active subscription to one of Vimeo’s paid plans measured at the end of the relevant period. Vimeo counts each customer with a subscription plan as a subscriber regardless of the number of users. In the case of customers who maintain subscriptions across Self-Serve & Add-Ons, Vimeo Enterprise, and Other, Vimeo counts one subscriber for each of the components in which they maintain one or more subscriptions. Vimeo does not count users or team members who have access to a subscriber’s account as additional subscribers.

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VIMEO ,INC.ATTN: LEGAL330 WEST 34TH STREET 5TH FLOORNEW YORK NY 10001VOTE BY INTERNETBefore The Meeting - to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Sunday, June 8, 2025. Have this proxy card in hand when you access the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.Owing The Meeting-Go to www.virtualshareholdermeeting.com/VMEO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE -1-800-6906903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Sunday. June 8, 2025. Have this proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.V71664-P26584KEEP THIS PORTION FOR YOUR RECORTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYVIMEO, INC.PROXY CARD FOR HOLDERS OF COMMON STOCKFor Withhold For AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOReach of the nominees listed in Proposal 1:1.Election of Directors Nominees:01)Adam Cahan*06)Mo Koyfman02)Adam Gross07)Philip Moyer03)Jay Herratti*08)Glenn Schiffman04)Lydia Jett09)Alexander von Furstenberg05)Kirsten Kliphouse* *To be voted upon by holders of Common Stock voting as a separate classThe Board of Directors recommends you vote FOR Proposal 2:For Against Abstain 2To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.The Board of Directors recommends you vote FOR Proposal 3:3.Approve a non-binding advisory resolution to approve the compensation of the Company's named executive officers (say on pay).NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)

Please note there are two proxy cards, one for Common Stockholders and one for Class B Common Stockholders. Stockholders who receive a Common proxy card and a Class B Common proxy card must vote the shares represented by each card separately. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V71665- P26584VIMEO, INC. Annual Meeting of Stockholders June 9, 2025 10:00 AM ET This proxy is solicited by the Board of DirectorsYou hereby appoint Gillian Munson and Jessica Tracy, or either of them, as proxies for you with full power of substitution to vote all shares of Common Stock, par value $0.01 per share, of VIMEO, INC. (the "Company") that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held online on Monday, June 9, 2025 at 10:00 AM Eastern Time, at www.virtualshareholdermeeting.comNMEO2025 or at any adjournment thereof (the "Meeting"). Common Stockholders, voting as a separate class, are entitled to elect three (3) directors at the Meeting. Common Stockholders and Class B Common Stockholders, voting as a single class, are entitled to elect six (6) directors at the Meeting. Please refer to the Proxy Statement for details. The number of shares of Common Stock entitled to vote appears on the back of this card.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations FOR each of the nominees listed on the reverse side and FOR each of Proposals 2 and 3.Continued and to be signed on reverse side

VIMEO, INC.ATTN: LEGAL330 WEST 34TH STREET 5TH FLOORNEW YORK NY 10001VOTE BY INTERNETBefore The Meeting - to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Sunday, June 8, 2025. Have this proxy card in hand when you access the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.Owing The Meeting-Go to )101aTidiagilbhareholdermeetina comNMEO207S You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE -1-800-6906903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Sunday. lune 8, 2025. Have this proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.V71666-P26584KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY VIMEO, INC.For Withhold For AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. PROXY CARD FOR HOLDERS OF CLASS B COMMON STOCK The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1: 1.Election of Directors Nominees: 01)Adam Gross04)Philip Moyer02)Lydia Jett05)Glenn Schiffman03)Mo Koyfman06)Alexander von FurstenbergThe Board of Directors recommends you vote FOR Proposal 2:2.To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025The Board of Directors recommends you vote FOR Proposal 3:3.Approve a non-binding advisory resolution to approve the compensation of the Company's named executive officers (say on pay).NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against AbstainFor Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Please note there are two proxy cards, one for Common Stockholders and one for Class B Common Stockholders. Stockholders who receive a Common proxy card and a Class B Common proxy card must vote the shares represented by each card separately. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V71667-P26584 VIMEO, INC. Annual Meeting of Stockholders June 9, 2025 10:00 AM ET This proxy is solicited by the Board of DirectorsYou hereby appoint Gillian Munson and Jessica Tracy, or either of them, as proxies for you with full power of substitution to vote all shares of Class B Common Stock, par value $0.01 per share, of VIMEO, INC. (the "Company") that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held online on Monday, June 9, 2025 at 10:00 AM Eastern Time, at wvvw.virtualshareholdermeeting.comNMEO2025 or at any adjournment thereof (the "Meeting"). Common Stockholders, voting as a separate class, are entitled to elect three (3) directors at the Meeting. Common Stockholders and Class B Common Stockholders, voting as a single class, are entitled to elect six (6) directors at the Meeting. Please refer to the Proxy Statement for details. The number of shares of Class B Common Stock entitled to vote appears on the back of this card.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations FOR each of the nominees listed on the reverse side and FOR each of Proposals 2 and 3.Continued and to be signed on reverse side